                                                                    EXHIBIT 99.3

                SUBJECT TO COMPLETION; DATED NOVEMBER 16, 2001
PROSPECTUS SUPPLEMENT
(To Prospectus dated ______________)
                             $[__________________]
                                 (Approximate)

                   First Tennessee Bank National Association
                          Seller and Master Servicer

                First Horizon Home Equity Loan Trust 200[_]-[_]
                                    Issuer

    Revolving Home Equity Loan Asset-Backed Certificates, Series 200[_]-[_]
             Distributions  payable monthly commencing in ________

                            Class [__] Certificates

------------------------
You should carefully
consider the risk
factors beginning on
page S-[__] of this         The Certificates
prospectus supplement
and on page [__] of               The Class [__] Certificates have an original
the accompanying             principal balance of $[______], subject to a
prospectus.                  permitted variance of plus or minus [10]%.
------------------------

The Trust Fund

     The trust fund will own a pool consisting of [two] loan groups of home equity revolving credit line loans made or to be made in the future under certain home equity revolving credit line loan agreements. The loans will be secured by first or second deeds of trust or mortgages on one-to four-family residential properties and will bear interest at rates that adjust based on the prime rate. The trust fund will also initially include funds from the sale of the certificates in excess of the cut-off date principal balances. These excess funds are expected to be used to acquire additional home equity revolving credit line loans after the cut-off date. The Class [_]Certificates will represent an interest in loan group [_] only.

The Policy

     [Certificate Insurer] will issue an irrevocable and unconditional certificate guaranty insurance policy which will guarantee certain payments to certificateholders.

                          [CERTIFICATE INSURER LOGO]

     The SEC and state securities regulators have not approved or disapproved of these securities or determined if this prospectus supplement or the prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

     [Underwriter] will offer the certificates subject to prior sale and subject to its right to reject orders in whole or in part. The certificates will be
issued in book-entry form on or about [   ], 200[_] and will be offered in the
United States and Europe.

                                 [UNDERWRITER]

                                [    ], 200[_]

             Important notice about information presented in this
            prospectus supplement and the accompanying prospectus:

     We provide information to you about the certificates offered by this prospectus supplement in two separate documents that progressively provide more detail: (1) the accompanying prospectus, which provides general information, some of which may not apply to your certificates, and (2) this prospectus supplement, which describes the specific terms of your certificates.

     If information varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

     You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

     We are not offering the certificates in any state where the offer is not permitted. We do not claim that the information in this prospectus supplement and prospectus is accurate as of any date other than the dates stated on their respective covers.

     We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions. The following table of contents and the table of contents included in the accompanying prospectus provide the pages on which these captions are located.

     After the initial distribution of the certificates offered hereby, this prospectus and prospectus supplement may be used by [First Tennessee Securities Corporation][First Tennessee Capital Markets], an affiliate of the depositor, the seller and the master servicer, in connection with market making transactions in such certificates. [First Tennessee Securities Corporation][First Tennessee Capital Markets] may act as principal or agent in these transactions. These transactions will be at market prices at the time of sale and not at the prices of the initial offering. Certain information in this prospectus supplement will be updated from time to time.

                               TABLE OF CONTENTS


                             PROSPECTUS SUPPLEMENT

                                                                                                                   PAGE
                                                                                                                   ----
Important notice about information
     presented in this prospectus supplement and the accompanying prospectus.....................................   S-2

SUMMARY..........................................................................................................   S-5
     Trust Fund..................................................................................................   S-5
     The Offered Certificates....................................................................................   S-6
     Other Certificates..........................................................................................   S-6
     Depositor...................................................................................................   S-6
     Seller and Master Servicer..................................................................................   S-6
     Trustee.....................................................................................................   S-6
     Certificate Insurer.........................................................................................   S-6
     Pooling and Servicing Agreement.............................................................................   S-7
     Cut-off Date................................................................................................   S-7
     Closing Date................................................................................................   S-7
     Distribution Dates..........................................................................................   S-7
     Record Date.................................................................................................   S-7
     Denominations...............................................................................................   S-7
     Registration of Certificates................................................................................   S-7
     The Mortgage Loans..........................................................................................   S-7
     The Class [    ] Certificates...............................................................................   S-9
     Certificate Principal Balance...............................................................................  S-10
     Prefunding Account..........................................................................................  S-10
     Termination.................................................................................................  S-10
     Credit Enhancement..........................................................................................  S-11
     Material Federal Income Tax Consequences....................................................................  S-12
     ERISA Considerations........................................................................................  S-12
     Legal Investment Considerations.............................................................................  S-12
     Certificate Rating..........................................................................................  S-13

RISK FACTORS.....................................................................................................  S-14
     You May Have Difficulty Selling
          Your Certificates.............
     Cash Flow Disruptions Could Cause Payment
          Delays and Losses......................................................................................  S-14
     Yield And Reinvestment May Be Adversely
          Affected by Unpredictability of
          Prepayments............................................................................................  S-14
     Withdrawal or Downgrading of
          Initial Ratings Will Affect The Value of
          The Certificates.......................................................................................  S-15
     Junior Lien Priority Could Result in
          Payment Delay or Loss..................................................................................  S-16
     Trust Fund May Be Unsecured
          Creditor under Certain Mortgage Loans
          since Mortgage Loan Assignments Not
          Recorded..............................................................................................   S-16

     Developments in [California] Could Have
          Disproportionate Effect on The Pool of
          Mortgage Loans Due to Geographic
          Concentration of
          Mortgaged Properties..............................................................................................   S-17
     Master Servicer Has Ability to Change The
          Terms of The Mortgage Loans.......................................................................................   S-17
     Your Return Could Be Adversely Affected by
          Delinquent Mortgage Loans.........................................................................................   S-17
     Effect of Loan Rates on The
          Certificates......................................................................................................   S-18
     [Certain Rights May Be Affected by The
          Issuance of [Two] Classes of
          Certificates From a Single
          Trust Fund........................................................................................................   S-18
     Recent Attacks and Military Action.....................................................................................   S-19

FORWARD LOOKING STATEMENTS..................................................................................................   S-20

THE MASTER SERVICER.........................................................................................................   S-20
     General................................................................................................................   S-20
     The Master Servicer....................................................................................................   S-20

THE HOME EQUITY LOAN PROGRAM
     .......................................................................................................................   S-21
     Underwriting Procedures Relating to Home Equity Loans..................................................................   S-21
     Servicing of the Mortgage Loans........................................................................................   S-22
     Foreclosure and Delinquency Experience.................................................................................   S-23

DESCRIPTION OF THE MORTGAGE LOANS...........................................................................................   S-25
     General................................................................................................................   S-25
     Mortgage Loan Terms....................................................................................................   S-25
     [The Prefunding Account................................................................................................   S-39

MATURITY AND PREPAYMENT CONSIDERATIONS......................................................................................   S-39

POOL FACTOR AND TRADING INFORMATION.........................................................................................   S-41

DESCRIPTION OF THE CERTIFICATES.............................................................................................   S-41
     General................................................................................................................   S-42
     Book-entry Certificates................................................................................................   S-44
     Assignment of Mortgage Loans...........................................................................................   S-45
     Amendments to Credit Line Agreements...................................................................................   S-47
     Optional Transfers of Mortgage Loans to the Transferor.................................................................   S-47
     Payments on Mortgage Loans; Deposits to Collection Account.............................................................   S-48
     Allocations and Collections............................................................................................   S-49
     Distributions on the Certificates......................................................................................   S-50
     Limited Subordination of Transferor Interest...........................................................................   S-55
     Rapid Amortization Events..............................................................................................   S-55
     The Policy.............................................................................................................   S-56
     The Certificate Insurer................................................................................................   S-58
     Reports to Certificateholders..........................................................................................   S-58
     Collection and Other Servicing Procedures on Mortgage Loans............................................................   S-60
     Hazard Insurance.......................................................................................................   S-60
     Realization upon Defaulted Mortgage Loans..............................................................................   S-61
     Optional Purchase of Defaulted Loan....................................................................................   S-61
     Servicing Compensation and Payment of Expenses.........................................................................   S-61

     Evidence as to Compliance............................................ S-61
     Certain Matters Regarding the Master Servicer and the Transferor..... S-62
     Events of Servicing Termination...................................... S-63
     Rights upon an Event of Servicing Termination........................ S-64
     Amendment............................................................ S-64
     Termination; Retirement of the Certificates.......................... S-65
     The Trustee.......................................................... S-66
     Certain Activities................................................... S-66

DESCRIPTION OF THE PURCHASE AGREEMENT..................................... S-66
     Transfers of Mortgage Loans.......................................... S-67
     Representations and Warranties....................................... S-67
     Assignment to Trust Fund............................................. S-67
     Termination.......................................................... S-67

USE OF PROCEEDS........................................................... S-67

MATERIAL FEDERAL INCOME TAX CONSEQUENCES.................................. S-67
     General.............................................................. S-67
     Characterization of the Certificates as Indebtedness................. S-67
     Taxation of Interest Income of Certificate Owners.................... S-68
     Possible Classification of the Certificates as a Partnership or
          Association Taxable as a Corporation............................ S-69
     Possible Classification as a Taxable Mortgage Pool................... S-69
     Foreign Investors.................................................... S-70
     Backup Withholding................................................... S-71

STATE TAXES............................................................... S-71

ERISA CONSIDERATIONS...................................................... S-71

LEGAL INVESTMENT CONSIDERATIONS........................................... S-74

UNDERWRITING.............................................................. S-74

LEGAL MATTERS............................................................. S-75

EXPERTS................................................................... S-75

RATINGS................................................................... S-75

INDEX OF DEFINED TERMS.................................................... S-76

                                    SUMMARY

     This summary highlights selected information from this document and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of an offering of the certificates, read carefully this entire document and the accompanying prospectus.

Trust Fund

     First Horizon Home Equity Loan Trust 200[ ]-[ ]. The trust fund will own a pool of home equity revolving credit line loans made or to be made in the future under certain home equity revolving credit line loan agreements. The loans will be secured by first or second deeds of trust or mortgages on one- to four-family residential properties and will bear interest at rates that adjust based on the prime rate. We sometimes refer to these loans as home equity loans or mortgage loans. [The original principal balance of the certificates will exceed the aggregate cut-off date principal balances of the home equity loans initially transferred to the trust fund. Funds in an amount equal to this excess are expected to be used to acquire additional home equity loans that are not included in the cut-off date pool. Until they are so used, they will be held in the trust fund.]

     [We will be dividing the mortgage loans in the trust fund into [two] groups. Each will be referred to as a loan group. The ownership interest of each loan group will be allocated between the Class [ ] Certificates and the Class [ ] Certificates, as applicable, and a single transferor interest. The Class [ ] Certificates will initially represent approximately a 100% interest in loan group [ ] and the Class [ ] Certificates will initially represent approximately a 100% interest in loan group [ ].] The percentage interests in each loan group represented by the certificates will vary over time. The percentage interests in the trust fund not represented by the certificates will be represented by the transferor interest, which will also vary over time.

The Offered Certificates

     First Horizon Home Equity Loan Trust 200[ ]-[ ] will issue [   ] classes of
Revolving Home Equity Loan Asset Backed Certificates and a Transferor's
Interest. Only the Class [    ] Certificates are offered by this prospectus
supplement.

Other Certificates

     First Horizon Home Equity Loan Trust 200[ ]-[ ] is also issuing the Class [ ] Certificates and the Transferor's Interest. As described in this prospectus
supplement, except for limited cross-collateralization, the Class [    ]
Certificates are not supported by the mortgage loans in loan group [ ], the group that supports the offered certificates. As described in this prospectus supplement, a portion of the Transferor's Interest is subordinated in right of
payment to the Class [    ] and Class [    ] Certificates. Information regarding
the Class [    ] Certificates and the Transferor's Interest is included in this prospectus supplement chiefly to provide you with a better understanding of the
Class [    ] Certificates.

Depositor

     First Horizon Asset Securities Inc., a limited purpose finance subsidiary of First Horizon Home Loan Corporation. Its address is 4000 Horizon Way, Irving, Texas 75063, and its telephone number is (214) 441-4000.

     See "The Depositor" in the prospectus.

Seller and Master Servicer

     [First Tennessee Bank National Association, a national banking association].

     See "The Master Servicer" in this prospectus supplement.

Trustee

     [Name of Trustee].

Certificate Insurer

     [Certificate Insurer], will insure the Class [    ] Certificates as
described in this prospectus supplement.

     See "Description of the Certificates -- The Certificate Insurer" in this prospectus supplement.

Pooling and Servicing Agreement

     The certificates will be issued pursuant to the pooling and servicing agreement among the seller and master servicer, the depositor and the trustee under which the trust fund will be formed.

Cut-off Date

     [             ], 200[ ].

Closing Date

     On or about [             ], 200[ ].

Distribution Dates

     The trustee will make distributions on the [  ]th day of each calendar
month beginning in [     ] 200[ ]. If the [  ]th day of a month is not a
business day, then distributions will be made on the next business day after the [ ]th day of the month.

Record Date

     The [last] day preceding a distribution date or, if the certificates are no longer book-entry certificates, the last day of the month preceding a distribution date.

Denominations

     The Class [    ] Certificates will be issued in minimum denominations of
$[25,000] and multiples of $[1,000] in excess thereof.

Registration of Certificates

     The Class [    ] Certificates will initially be issued in book-entry form.
Persons acquiring beneficial ownership interests in the Class [    ]
Certificates may elect to hold their beneficial interests through The Depository Trust Company, in the United States, or Clearstream, Luxembourg or the Euroclear System, in Europe.

     See "Description of Certificates -- Book-Entry Certificates" in this prospectus supplement.

The Mortgage Loans

General

     The mortgage loans are revolving lines of credit. During the applicable draw period, each borrower may borrow amounts from time to time up to the maximum amount of that borrower's line of credit. If borrowed amounts are repaid, they can again be borrowed.

     The pool balance equals the aggregate of the principal balances of all mortgage loans in [both] loan groups. The loan group balance of a loan group equals the aggregate of the principal balances of all mortgage loans in that loan group. The principal balance of a mortgage loan (other than a liquidated mortgage loan) on any day is equal to its cut-off date principal balance, plus any additional balances in respect of that mortgage loan, minus all collections credited against the principal balance of that mortgage loan prior to that day. Once a mortgage loan is finally liquidated, its principal balance will be zero.

Loan Rate

     Interest on each mortgage loan is payable monthly and computed on the related daily outstanding principal balance for each day in the billing cycle. The loan rate is a variable rate per annum equal to the sum of the highest prime rate published in the Money Rates table of The Wall Street Journal as of the first business day of each calendar month and a margin.

     The loan rate is subject to applicable usury limits and certain maximum rates. Loan rates are adjusted monthly on the first business day of the calendar month preceding the due date. As to each mortgage loan, the due date is the fifteenth day of each month.

Principal Payments

     Each home equity loan features a draw period during which the loan may be drawn upon, immediately followed by a repayment period during which the loan must be repaid. In general, home equity loans with [ ]-year draw periods have [
]-year repayment periods. These [   ]-year draw periods are generally extendible
for an additional [ ] years with the approval of the master servicer.

Statistics

     The statistical information presented in this prospectus supplement concerning the pool of mortgage loans does not reflect all of the mortgage loans which will be included in the pool on the closing date. Instead, such statistical information relates to statistical calculation loan groups which include the number and principal balances of only mortgage loans originated by the seller through the statistic calculation date and included in the applicable loan group. The aggregate principal balance of each statistic calculation loan group as of the statistic calculation date is the statistic calculation loan
group balance. The statistic calculation date is [           ], 200[ ].

     Unless otherwise noted, all statistical percentages in this prospectus supplement are measured by the aggregate principal balance of the applicable statistic calculation loan group on the statistic calculation date.

     See "Description of the Mortgage Loans" in this prospectus supplement for additional information concerning the statistic calculation pool and the mortgage loans in general.

           SUMMARY OF LOANS IN STATISTIC CALCULATION LOAN GROUP [ ]
                      (AS OF STATISTIC CALCULATION DATE)

Loan Group [ ] Statistic Calculation Date
     Balance..................................................... $
Weighted Average Combined Loan-to-Value
     Ratio....................................................... %
Weighted Average Margin.......................................... %
Range of Principal Balances........................ $     0.00 to $
Average Principal Balance........................................ $
Range of Credit Limits............................. $          to $
Average Credit Limit............................................. $
Origination Period....................................      through
Range of Loan Rates...................................       % to %
Weighted Average Loan Rate............................            %
Weighted Average Maximum Loan Rate....................            %
Weighted Average Minimum Loan Rate....................            %

Maximum Credit Utilization Rate.................................    %
Average Credit Utilization Rate.................................    %
Weighted Average Credit Utilization Rate........................    %
Percentage of Pool Secured by 1st liens.........................    %
Percentage of Pool Secured by 2nd liens.........................    %
Weighted Average Second Mortgage Ratio..........................    %
Percentage with Mortgaged Properties in:
          [California]..........................................    %
          [Michigan]............................................    %
          [Colorado]............................................    %
          [Illinois]............................................    %
          [Florida].............................................    %
Range of Remaining Term to Scheduled
     Maturity.....................................   months to months
Weighted Average Remaining Term to Scheduled
     Maturity.........................................         months
Percentage Single Family Residences...................              %
Percent Owner Occupied................................              %

The Class [    ] Certificates

Certificate Rate

     The certificate rate on the Class [    ] Certificates may change from
distribution date to distribution date. On any distribution date the certificate
rate for the Class [    ] Certificates will equal the least of:

     .    LIBOR plus [    ]% per annum,

     .    the weighted average of the loan rates on the mortgage loans in loan group [ ] minus certain fees, expenses and minimum spread requirements, and

     .    [     ]% per annum.

     However, on any payment date for which the certificate rate for the Class [ ] Certificates has been determined pursuant to the weighted average of the net loan rates on the mortage loans in loan group [ ], the excess, if any, of the lesser of

     .    [     ]% per annum and

     .    LIBOR + [    ]% per annum

over the certificate rate will be paid (with interest at the rate of LIBOR + [
]% per annum, but not at a rate in excess of [     ]% per annum) to the Class [
] Certificates on subsequent distribution dates to the extent that funds are available in the priority described in this prospectus supplement.

     See "Description of the Certificates -- Interest" in this prospectus supplement.

Interest Period

     For each distribution date and class of certificates, the period beginning on the prior distribution date (or in the case of the first distribution date, beginning on the closing date) and ending on the day before the applicable distribution date. The trustee will calculate interest based on the actual number of days in the interest period and a year assumed to consist of 360 days.

Certificate Principal Balance

     The original principal balance of either class of certificates may be reduced or increased by not more than [10]% depending on the aggregate principal balance of the mortgage loans in the related loan group actually delivered on the closing date.

Principal

     The amount of principal distributed on a class of certificates on a distribution date will depend on whether the distribution date occurs during the managed amortization period or the rapid amortization period.

     The managed amortization period begins on the closing date and ends on the
earlier of the distribution date in [             ] and the existence of a rapid
amortization event.

     The rapid amortization period begins on the first distribution date after the end of the managed amortization period.

     See "Description of Certificates -- Principal" in this prospectus supplement.

[Prefunding Account

     On the closing date approximately $[           ] will be deposited into a
prefunding account held as a part of the trust fund. These funds represent the
excess of the original principal balance of the Class [    ] Certificates over
the cut-off date principal balance of the mortgage loans in loan group [ ] initially transferred to the trust fund. These funds are expected to be used
through [          ] to acquire additional home equity loans that are not
included in the cut-off date pool. Any additional home equity loans acquired by the trust fund after the cut-off date will have been underwritten using generally the same guidelines as were used to select the initial mortgage loans in the trust fund, and the trust fund will have the benefit of substantially the same representations and warranties covering the initial mortgage loans in the trust fund. The seller and master servicer will not exercise any discretion in the selection of the additional home equity loans to be acquired by the trust fund. The selection will be made by a mechanical procedure on a first-in, first-out basis. The purchase of these additional home equity loans is in addition to the ongoing purchase of additional balances during the managed amortization period with the proceeds of principal repayments received on the trust fund's mortgage loan portfolio. Any funds remaining in the prefunding account on [
] will be used to prepay the Class [    ] Certificates on the first Distribution
Date.]

Termination

     The trust fund will terminate on the distribution date following the later of

     . payment in full of all amounts owing to the certificate insurer [and any third party credit enhancer] and

     .  the earliest of

        . the distribution date on which the principal balance of both classes of certificates have been reduced to zero,

        . the final payment or other liquidation of the last mortgage loan in the trust fund,

        . the optional transfer of the mortgage loans to the owner of the transferor interest, as described below, and

        .  the distribution date in [           ].

     The mortgage loans in the trust fund will be subject to optional transfer to the owner of the transferor interest on any distribution date on or after which the combined principal balance of both classes of certificates is reduced to any amount less than or equal to 10% of the original combined principal balance of the certificates and all amounts due and owing to the certificate insurer [and any third party credit enhancer], including any unreimbursed draws on the policy [and any third party enhancement], together with interest on such amounts, have been paid as provided [either] in the insurance agreement under which the policy is issued [or in accordance with any third party credit enhancement].

     See "Description of the Certificates -- Termination; Retirement of the Certificates" in this prospectus supplement and "The Agreements -- Termination; Optional Termination" in the prospectus.

Credit Enhancement

General

     The trust fund includes various mechanisms that are intended to protect certificateholders against losses on the mortgage loans.

Excess Interest

     The trustee will distribute certain interest collections on the mortgage loans in each loan group to cover losses which would otherwise be allocated to the certificates related to that loan group, and to the extent described in this prospectus supplement, to the certificates related to the other loan group.

Limited Subordination of Transferor Interest

     The portion of each loan group in the trust fund that is not represented by the certificates is the transferor interest. [Initially, the transferor interest will be $0. The transferor interest is expected to grow as interest collections in excess of trustee fees, amounts due the certificate insurer, interest accrued on the certificates and certain loss amounts due on the certificates are applied as principal distributions on the certificates, thereby creating overcollateralization of the certificates. For each loan group, once the required level of overcollateralization is reached, the acceleration feature for the related Class of Class [ ] Certificates will cease, unless it is necessary to maintain the required level of overcollateralization.] The transferor interest also is the mechanism which absorbs changes in the amount of the mortgage loans in the related loan group due to new borrowings and repayments. In certain circumstances, amounts that would be distributed on the transferor interest will instead be distributed on the certificates. The seller (or one of its affiliates) will be the owner of the transferor interest on the closing date.

     See "Description of the Certificates -- Limited Subordination of Transferor Interest" in this prospectus supplement.

The Policy

     The policy will irrevocably and unconditionally guarantee on each distribution date to the trustee for the benefit of the certificateholders the full and complete payment of the guaranteed distributions consisting of the guaranteed principal distribution amount with respect to the certificates for such distribution date, and accrued and unpaid interest due on the certificates. The effect of the policy is to guarantee the timely payment of interest on, and the ultimate payment of the principal amount of, the certificates. The policy does not cover payment of basis risk carryforward.

     In addition, the policy will guarantee the payment of the outstanding
certificate principal balance on the distribution date in [           ] (after
giving effect to all other amounts distributable and allocable to principal on that distribution date).

     In the absence of payments under the policy, certificateholders will directly bear the credit and other risks associated with their percentage interest in the trust fund.

     See "Description of the Certificates -- The Policy" in this prospectus supplement.

[Limited Crosscollateralization

     The pooling and servicing agreement will allow for some limited cross-collateralization, in that certain excess cashflows from either loan group on any distribution date will be applied to the funding of certain deficiencies in interest and principal with respect to the certificates related to the other loan group.]

[Reserve Fund

     On the closing date, an account will be set up in the name of the trustee on behalf of the certificateholders, but will not be funded. Once the required level of overcollateralization for a loan group has been reached, excess cashflow from that loan group may be deposited in the reserve fund on future distribution dates until the amount reaches a specified level. Amounts in the reserve fund may be used to cover shortfalls in amounts required to be distributed as interest to either Class of Class [ ] Certificates or to cover losses on the mortgage loans in either loan group.]

Material Federal Income Tax Consequences

     Subject to the qualifications described under "Material Federal Income Tax Consequences" in this prospectus supplement, Andrews & Kurth, L.L.P., special tax counsel to the depositor, is of the opinion that, under existing law, a certificate will be treated as a debt instrument for federal income tax purposes as of the closing date. Furthermore, special tax counsel to the depositor is of the opinion that neither the trust fund nor any portion of the trust fund will be treated as either an association or a publicly traded partnership taxable as a corporation or as a taxable mortgage pool.

     See "Material Federal Income Tax Consequences" in this prospectus supplement and in the prospectus for additional information concerning the application of federal income tax laws.

ERISA Considerations

     The certificates may be purchased by a pension or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974 or Section 4975 of the Internal Revenue Code of 1986, or by an entity investing the assets of an employee benefit plan, so long as certain conditions are met. A fiduciary of an employee benefit plan must determine that the purchase of a certificate is consistent with its fiduciary duties under applicable law and does not result in a nonexempt prohibited transaction under applicable law.

     See "ERISA Considerations" in this prospectus supplement and in the prospectus.

Legal Investment Considerations

     The Class [    ] Certificates will not constitute mortgage related
securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984, because not all of the mortgages securing the loans are first mortgages. Accordingly, many institutions with legal authority to invest in comparably rated securities based solely on first mortgages may not be legally authorized
to invest in the Class [    ] Certificates.

     See "Legal Investment" in the prospectus.

Certificate Rating

     The certificates will not be offered unless they are each rated [     ] by
[Rating Agency] and [    ] by [Rating Agency] A rating is not a recommendation
to buy, sell or hold securities. These ratings may be lowered or withdrawn at any time by either of the rating agencies.

     See "Ratings" in this prospectus supplement and "Risk Factors -- Rating of Securities" in the prospectus.

                                 RISK FACTORS

     The following information, which you should carefully consider, identifies certain significant sources of risk associated with an investment in the certificates. You should also carefully consider the information set forth under "Risk Factors" in the prospectus.


You May Have Difficulty Selling Your
 Certificates........................   The underwriter intends to make a
                                        secondary market in the certificates
                                        purchased by it, but has no obligation
                                        to do so. We cannot assure you that a
                                        secondary market will develop or, if it
                                        develops, that it will continue.
                                        Consequently, you may not be able to
                                        sell your certificates readily or at
                                        prices that will enable you to realize
                                        your desired yield. The market values of the certificates are likely to fluctuate; these fluctuations may be significant and could result in significant losses to you. The secondary markets for asset backed securities have experienced periods of illiquidity and can be expected to do so in the future.
                                        Illiquidity can have a severely adverse
                                        effect on the prices of securities that
                                        are especially sensitive to prepayment,
                                        credit, or interest rate risk, or that
                                        have been structured to meet the
                                        investment requirements of limited
                                        categories of investors.

Cash Flow Disruptions Could Cause
 Payment Delays and Losses...........   Substantial delays could result while
                                        liquidating delinquent mortgage loans.
                                        Resulting shortfalls in distributions to certificateholders could occur if the certificate insurer were unable to perform its obligations under the policy. Further, liquidation expenses
                                        (such as legal fees, real estate taxes,
                                        and maintenance and preservation
                                        expenses) will reduce the security for
                                        the related mortgage loans and in turn
                                        reduce the proceeds payable to
                                        certificateholders. In the event any of
                                        the mortgaged properties fail to provide adequate security for the related mortgage loans, you could experience a loss if the certificate insurer were unable to perform its obligations under the policy.

Yield And Reinvestment May Be Adversely
 Affected by Unpredictability of
 Prepayments.........................   During the period that a borrower may
                                        borrow money under the borrower's line
                                        of credit, the borrower may make monthly payments only for the accrued interest or may also repay some or all of the amount previously borrowed. In addition, borrowers may borrow additional amounts up to the maximum amounts of their lines of credit. As a result, the amount each loan group receives in any month (and in turn the amount distributed to the holders of the related class of certificates) may change significantly.
                                        Even during the repayment period,
                                        borrowers generally may prepay their
                                        mortgage loans at any time without
                                        penalty. However, prepayments on loans
                                        secured by property in

                                        California and certain other
                                        jurisdictions may be subject to account
                                        termination fees during the first five
                                        years after origination of the loan.
                                        Generally, revolving home equity loans
                                        are not viewed by borrowers as permanent financing. The mortgage loans may be repaid at faster rates than traditional mortgage loans. The trust fund's prepayment experience may be affected by a wide variety of factors, including: general economic conditions, interest rates, the availability of alternative financing and homeowner mobility. In addition, substantially all of the mortgage loans contain due-on-sale provisions and the master servicer intends to enforce those provisions unless doing so is not permitted by applicable law or the master servicer, in a manner consistent with reasonable commercial practice, permits the purchaser of the mortgaged property in question to assume the mortgage loan. See "Description of the Certificates" in this prospectus supplement and "Legal Aspects of the Loans -- Due-on-Sale Clauses" in the prospectus for a description of certain provisions of the credit line agreements that may affect the prepayment experience on the mortgage loans.

                                        The yield to maturity and weighted
                                        average life of your certificates will
                                        be affected primarily by the rate and
                                        timing of repayments and prepayments on
                                        the mortgage loans in your loan group as compared with the creation and amount, if any, of additional balances and, the realization of liquidation loss amounts. You bear the reinvestment risks resulting from a faster or slower rate of principal payments than you expected. [You also bear the reinvestment risk if by [ ] all of the funds in the prefunding account have not been used to acquire additional home equity loans, which would result in a prepayment of the Class [ ] Certificates in an amount equal to the amount remaining in the prefunding account on that date.] See "Maturity and Prepayment Considerations" in this prospectus supplement and "Yield and Prepayment Considerations" in the prospectus.

Withdrawal or Downgrading of
 Initial Ratings Will Affect The Value
 of The Certificates.................   The rating of the certificates will
                                        depend primarily on an assessment by the rating agencies of the mortgage loans and upon the financial strength of the certificate insurer. Any reduction in a rating assigned to the financial strength of the certificate insurer may result in a reduction in the rating of the certificates. A reduction in the rating assigned to the certificates probably would reduce the market value of the certificates and may affect your ability to sell them.

                                        The rating by each of the rating
                                        agencies of the certificates is not a
                                        recommendation to purchase, hold
                                        or sell the certificates since that
                                        rating does not address the market price or suitability for a particular investor. The rating agencies may reduce or withdraw the ratings on the certificates at any time they deem appropriate. In general, the ratings address credit risk and do not address the likelihood of prepayments.

Junior Lien Priority Could Result in
 Payment Delay or Loss...............   The mortgage loans are secured by
                                        mortgages which generally are second
                                        mortgages. The master servicer has the
                                        power under certain circumstances to
                                        consent to a new mortgage lien on the
                                        mortgaged property having priority over
                                        the mortgage loan in the trust fund.
                                        Mortgage loans secured by second
                                        mortgages are entitled to proceeds that
                                        remain from the sale of the related
                                        mortgaged property after any related
                                        senior mortgage loan and prior statutory liens have been satisfied. In the event that the remaining proceeds are insufficient to satisfy the mortgage loans secured by second mortgages and prior liens in the aggregate and, the certificate insurer is unable to perform its obligations under the policy, you will bear the risk of delay in distributions while any deficiency judgment against the borrower is sought and the risk of loss if the deficiency judgment cannot be obtained or is not realized upon. See "Legal Aspects of the Loans" in the prospectus.

Trust Fund May Be Unsecured
 Creditor under Certain Mortgage Loans
 since Mortgage Loan Assignments Not
 Recorded............................   Although the mortgage notes relating to
                                        the mortgage loans will be delivered to
                                        the trustee within [30] days of the
                                        closing date [(or within 30 days after
                                        receipt by the trust fund, with respect
                                        to the additional home equity loans)],
                                        assignments of mortgage loans to the
                                        trustee will not be recorded unless
                                        recording is required to protect the
                                        trustee's right, title and interest in
                                        and to the related mortgage loan or, in
                                        case a court should recharacterize the
                                        sale of the mortgage loans as a
                                        financing, to perfect a first priority
                                        security interest in favor of the
                                        trustee in the related mortgage loan.

                                        In certain states in which the mortgage
                                        properties are located, failure to
                                        record the assignments of the related
                                        mortgages to the trustee will have the
                                        result of making the sale of the
                                        mortgage loans potentially ineffective
                                        against any creditors of the seller who
                                        may have been fraudulently or
                                        inadvertently induced to rely on the
                                        mortgage loans as assets of the seller,
                                        or any purchaser of a mortgage loan who
                                        had no notice of the prior conveyance to the trust fund if such purchaser perfects his interest in the mortgage loan by taking possession of the related documents or other evidence of indebtedness or otherwise.

                                        In such events, the trust fund would be
                                        an unsecured creditor of the seller.

Developments in [California] Could Have
 Disproportionate Effect on The Pool of
 Mortgage Loans Due to Geographic
 Concentration of
 Mortgaged Properties................   Approximately [ ]% of the mortgage loans
                                        in statistic calculation loan group [ ]
                                        and approximately [ ]% of the mortgage
                                        loans in statistic calculation loan
                                        group [ ] are secured by mortgaged
                                        properties which are located in the
                                        State of [California]. After the
                                        statistic calculation date, the
                                        geographic concentration could change as a result of the addition or removal of mortgage loans, prepayments and/or the creation of additional balances.
                                        Property in [California] may be more
                                        susceptible than homes located in other
                                        parts of the country to certain types of uninsurable hazards, such as earthquakes, floods, mudslides and other natural disasters. In addition: economic conditions in [California] (which may or may not affect real property values) may affect the ability of borrowers to repay their loans on time; declines in the [California] residential real estate market may reduce the values of properties located in [California], which would result in an increase in the loan-to-value ratios; and any increase in the market value of properties located in [California] would reduce the loan-to-value ratios and could, therefore, make alternative sources of financing available to the borrowers at lower interest rates, which could result in an increased rate of prepayment of the mortgage loans.

Master Servicer Has Ability to Change The
 Terms of The Mortgage Loans.........   The master servicer may agree to changes
                                        in the terms of a credit line agreement, provided that such changes do not materially and adversely affect the interest of the related certificateholders[, any third party credit enhancer or] the certificate insurer, and are consistent with prudent businesspractice.

                                        In addition, the master servicer, within certain limitations, may increase the credit limit of the related mortgage loan or reduce the loan rate for that mortgage loan. Any such increase in the credit limit of a mortgage loan would increase the combined loan-to-value ratio of that mortgage loan and, accordingly, would increase the risk of the related class of certificates investment in such mortgage loan. In addition, any reduction in the loan rate of a mortgage loan would reduce the related loan group's excess cash flow available to absorb losses.

Your Return Could Be Adversely Affected by
 Delinquent Mortgage Loans...........   The trust fund may include mortgage
                                        loans which are 59 or fewer days
                                        delinquent as of [ ] (the cut-
                                        off date for the pool of mortgage
                                        loans). We expect that the principal
                                        balance of mortgage loans which are
                                        between 30 days and 59 days delinquent
                                        as of the cut-off date will not exceed
                                        approximately $[ ]. Mortgage loans that
                                        are already delinquent may increase the
                                        risk that the trust fund will experience a loss if there are not sufficient funds from the investor interest collections to cover the investor loss amounts for any distribution date, amounts intended to provide protection for the certificates that are otherwise payable to the owner of the transferor interest have been exhausted and the certificate insurer fails to perform its obligations under the policy.

Effect of Loan Rates on The
 Certificates........................   The certificates accrue interest at a
                                        rate based on the one-month LIBOR index
                                        plus a specified margin, but are subject to a cap [based, in part, on the interest rates on the mortgage loans].

                                        The mortgage loans have interest rates
                                        that are based on the prime rate, and
                                        have periodic and maximum limitations on adjustments to the loan rate. As a result, the certificates may accrue less interest than they would accrue if the certificate rate were based solely on the LIBOR index plus the specified margin.

                                        A variety of factors could limit the
                                        certificate rate. Some of these factors
                                        are described below:

                                        Each certificate rate adjusts [monthly]
                                        while the loan rates on the mortgage
                                        loans may adjust less frequently.
                                        Consequently, the loan rates may limit
                                        increases in one or both certificate
                                        rates for extended periods in a rising
                                        interest rate environment.

                                        The prime rate may respond to different
                                        economic and market factors than LIBOR
                                        and thus may increase or decrease at
                                        different times. As a result, it is
                                        possible that the loan rates may decline while LIBOR is stable or rising. It is also possible that both the loan rates and LIBOR may either decline or increase during the same period, but that the loan rates may decline more rapidly or increase more slowly than LIBOR.

                                        These factors may adversely affect the
                                        yield to maturity on the certificates.
                                        For a discussion of additional risks
                                        pertaining to the certificates, see
                                        "Risk Factors" in the prospectus.

[Certain Rights May Be Affected by The
 Issuance of [Two] Classes of
 Certificates From a Single
 Trust Fund..........................   The ability to declare an event of
                                        master servicing termination or to amend the pooling and servicing agreement rests with the certificate insurer and the holders of specified percentages of the certificates in both groups. In addition, under certain circumstances the third party credit enhancer will have such rights as they relate to the Class [ ] Certificates. As a result you may have less ability to control certain actions than you would have had if only a single class of certificates had been issued from the trust fund.]

Recent attacks and
 military action..................      The effects that the recent attacks in
                                        the United States and related military
                                        action may have on the performance of
                                        the mortgage loans cannot be determined
                                        at this time. Investors should consider
                                        the possible effects on delinquency,
                                        default and prepayment experience of the mortgage loans. Federal agencies and non-governmental lenders may defer, reduce or forgive payments and delay foreclosure proceedings in respect of loans to borrowers affected in some way by recent and possible future events. In addition, activation of a substantial number of U.S. military reservists or members of the National Guard may significantly increase the proportion of loans whose interest rates are reduced by application of the Soldiers' and Sailors' Civil Relief Act of 1940. Any such application may result in interest shortfalls on the certificates. Neither the seller, depositor or master servicer is obligated to make payments to certificateholders to offset any such shortfalls, nor will excess interest or other amounts generated by the mortgage loans be applied to reduce such shortfalls.

                          FORWARD LOOKING STATEMENTS

     We caution you that certain statements contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus consist of forward-looking statements relating to future economic performance or projections and other financial items. These statements can be identified by the use of forward-looking words such as "may," "will," "should," "expects," "believes," "anticipates," "estimates," or other comparable words. Forward-looking statements are subject to a variety of risks and uncertainties that could cause actual results to differ from the projected results. Those risks and uncertainties include, among others, general economic and business conditions, regulatory initiatives and compliance with governmental regulations, customer preferences, effects of prepayments, changes in interest rates and various other matters, many of which are beyond our control. Because we cannot predict the future, what actually happens may be very different from what we predict in our forward-looking statements.


                              THE MASTER SERVICER

General

     First Tennessee Bank National Association ("First Tennessee") will service the mortgage loans consisting of [adjustable] rate home equity revolving credit line loans made or to be made in the future in accordance with the terms set forth in the pooling and servicing agreement. The mortgage loans will be secured by either first or second deeds of trust or mortgages on the residential properties that are one- to four-family properties, condominiums and planned unit developments (the "Mortgaged Properties").

     First Tennessee may perform any of its obligations under the pooling and servicing agreement dated as of [ ], 200[ ] among First Horizon Asset Securities Inc., as depositor, First Tennessee, as seller and master servicer [Name of third party enhancer, if any] and [Name of trustee], as trustee, through one or more subservicers. Notwithstanding any such subservicing arrangement, the master servicer will remain liable for its servicing duties and obligations under the pooling and servicing agreement as if the master servicer alone were servicing the mortgage loans. As of the Closing Date, the master servicer will service the mortgage loans without subservicing arrangements.

The Master Servicer

     First Tennessee, a national banking association, will act as master servicer for the mortgage loans under the sale and servicing agreement. First Tennessee is an indirect wholly owned subsidiary of First Tennessee National Corporation, a Tennessee corporation. First Tennessee National Corporation, headquartered in Memphis, Tennessee, is a national, diversified financial services institution, and one of the fifty largest bank holding companies in the United States. Through its principal subsidiary, First Tennessee, and other subsidiaries, it provides banking and other financial services to its customers through various regional and national lines of business.

     First Tennessee's mortgage loan servicing portfolio consists primarily of first and second lien, fixed or adjustable rate mortgage loans secured by single-family residences. First Tennessee began servicing home equity lines of credit in [ ]. At [ ], 200[ ] First Tennessee provided servicing for approximately $[ ] aggregate principal amount of mortgage loans, substantially all of which are being serviced for unaffiliated persons. At [ ], First Tennessee provided servicing for approximately $[ ] aggregate principal amount of first and second lien mortgage loans originated under its home equity lines of credit program.

     The principal executive offices of First Tennessee are located at 165 Madison Avenue, Memphis, Tennessee 38103. Its telephone number is (800) 364-7662. First Tennessee conducts operations from its headquarters in Memphis, Tennessee.


                         THE HOME EQUITY LOAN PROGRAM

Underwriting Procedures Relating to Home Equity Loans

     [The following is a description of the underwriting procedures customarily employed by the seller with respect to home equity loans. The underwriting process is intended to assess the applicant's credit standing and repayment ability, and the value and adequacy of the real property security as collateral for the proposed loan. Exceptions to the seller's underwriting guidelines will be made when compensating factors are present. Such factors include the borrower's employment stability, favorable credit history, equity in the related property and the nature of the underlying first mortgage loan.

     Each applicant for a home equity loan is required to complete an application which lists the applicant's assets, liabilities, income, and employment history and other demographic and personal information. If information in the loan application demonstrates that the applicant has sufficient income and there is sufficient equity in the real property to justify making a home equity loan, the seller will conduct a further credit investigation of the applicant. This investigation includes obtaining and reviewing an independent credit bureau report on the credit history of the applicant in order to evaluate the applicant's ability and willingness to repay. The credit report typically contains information relating to such matters as credit history with local merchants and lenders, installment and revolving debt payments and any record of delinquencies, defaults, bankruptcy, collateral repossessions, suits or judgments.

     The seller may originate or acquire mortgage loans in accordance with alternative sets of underwriting criteria under an Alternative Documentation Loan Program, a Reduced Documentation Loan Program or a Streamlined Documentation Loan Program. Generally, Alternative Documentation Programs permit a borrower to provide pay stubs and W-2 forms covering the most recent two years, in lieu of obtaining a Verification of Employment. Reduced Documentation Programs place more emphasis on property underwriting than on credit underwriting. Thus, certain credit underwriting documentation concerning income and employment verification is waived. Reduced Documentation Programs require applicants to list their assets and also permit applicants to submit bank statements in lieu of verifications of deposits. Only self-employed borrowers with credit histories that demonstrate an established ability to repay indebtedness in a timely fashion are eligible for Reduced Documentation Programs. Streamlined Documentation programs may be available for first-lien borrowers in good standing with the seller. A Streamlined Documentation Loan Program may be available for borrowers who have recently purchased or refinanced (rate/term) with the seller if they have not been 30 days delinquent in payment during the previous twelve month period. Under a Streamlined Documentation Program, the value of the mortgaged property that was used in conjunction with obtaining the first lien from the seller is used in lieu of a new appraisal and later used to determine the combined loan-to-value ratios for the new home equity line of credit. In most instances, the maximum loan amount is limited to $30,000. In addition, a credit review is conducted, however no debt ratio calculation, income documentation or asset verification is required. A telephonic verification of employment is required before loan closing.

     Full appraisals are generally performed on all home equity loans which at origination had a credit limit greater than $100,000. Such appraisals are determined on the basis of a seller-approved, independent third-party, fee-based appraisal completed on forms approved by Fannie Mae or Freddie Mac. For certain home equity loans which had at origination a credit limit equal to or less than $100,000, a drive-by evaluation is generally completed by a state licensed, independent third-party, professional appraiser on forms approved by either Fannie Mae or

Freddie Mac. The drive-by evaluation is an exterior examination of the premises by the appraiser to determine that the property is in good condition. The appraisal is based on various factors, including the market value of comparable homes and the cost of replacing the improvements and generally is required to have been made not earlier than 180 days prior to the date of origination of the mortgage loan. For certain home equity loans with credit limits equal to or less than $100,000, the seller may have the related mortgaged property appraised electronically. Electronic appraisals utilize commercially-available home price indices and will only be completed on mortgaged properties where the seller also services the first mortgage. The minimum and maximum loan amounts for home equity loans are generally $5,000 and $250,000, respectively. Borrowers may draw under the home equity loans in minimum amounts of $250 and maximum amounts up to the remaining available credit thereunder, in each case after giving effect to all prior draws and payments thereon.

     After obtaining all applicable employment, credit and property information, the seller generally uses a debt-to-income ratio to assist in determining whether the prospective borrower has sufficient monthly income available to support the payments on the home equity loan in addition to any senior mortgage loan payments (including any escrows for property taxes and hazard insurance premiums) and other monthly credit obligations. The "debt-to-income ratio" is the ratio of the borrower's total monthly credit obligations (assuming the mortgage loan interest rate is based on the applicable fully indexed interest rate) to the borrower's gross monthly income. Based on the foregoing, the maximum monthly debt-to-income ratio is 45%. Variations in the monthly debt-to-income ratios limits are permitted based on compensating factors. The seller currently offers home equity loan products that allow maximum Combined Loan-to-Value Ratios up to 125%.

     It is generally the seller's policy to require a title search or limited coverage policy before it makes a home equity loan for amounts less than or equal to $100,000. In addition, if the home equity loan has a maximum draw amount of more than $100,000, the seller requires that the borrower obtain an ALTA policy, or other assurance of title customary in the relevant jurisdiction. In addition, ALTA title policies are generally obtained in situations where the property is on leased land or there has been a change in title or such home equity loan is in first lien position.]

Servicing of the Mortgage Loans

     [The master servicer has established standard policies for the servicing and collection of the home equity loans. Servicing includes, but is not limited to, the collection and aggregation of payments relating to the mortgage loans; the supervision of delinquent mortgage loans, loss mitigation efforts, foreclosure proceedings and, if applicable, the disposition of the mortgaged properties; and the preparation of tax related information in connection with the mortgage loans.

     Billing statements are mailed monthly by the master servicer. The statements detail all debits and credits and specify the minimum payment due and the available credit line. Notice of changes in the applicable loan rate are provided by the master servicer to the mortgagor with such statements. All payments are due by the fifteenth day of the month.

     With respect to mortgage loans, the general policy of the master servicer is to initiate foreclosure in the underlying property after such loan is 60 days or more delinquent and satisfactory arrangements cannot be made with the mortgagor; or if a notice of default on a senior lien is received by the master servicer. Foreclosure proceedings may be terminated if the delinquency is cured. Mortgage loans to borrowers in bankruptcy proceedings may be restructured in accordance with law and with a view to maximizing recovery of such loans, including any deficiencies.

     Once foreclosure is initiated by the master servicer, a foreclosure tracking system is used to monitor the progress of the proceedings. The system includes state specific parameters to monitor whether proceedings are progressing within the time frame typical for the state in which the property is located. During the foreclosure proceeding, the master servicer determines the amount of the foreclosure bid and whether to liquidate the loan.

     After foreclosure, if the home equity loan is secured by a first mortgage lien, the master servicer may liquidate the mortgaged property and charge off the home equity loan balance which was not recovered through liquidation proceeds. If the mortgaged property was subject to a senior lien, the master servicer will either directly manage the foreclosure sale of the property and satisfy such lien at the time of sale or take other action as deemed necessary to protect the interest in the mortgaged property. If in the judgment of the master servicer, the cost of maintaining or purchasing the senior lien position exceeds the economic benefit of such action, the master servicer will generally charge off the entire home equity loan and may seek a money judgment against the borrower.

     Servicing and charge-off policies and collection practices may change over time in accordance with, among other things, the master servicer's business judgment, changes in the portfolio and applicable laws and regulations.]

Foreclosure and Delinquency Experience

     The tables on the following page summarize the delinquency and foreclosure experience, respectively, on the dates indicated, of home equity revolving credit line loans serviced by the master servicer. The delinquency and foreclosure percentages may be affected by the size and relative lack of seasoning of the servicing portfolio because many of such loans were not outstanding long enough to give rise to some or all of the periods of delinquency indicated in the chart below. Accordingly, the information should not be considered as a basis for assessing the likelihood, amount or severity of delinquency or losses on the mortgage loans and no assurances can be given that the foreclosure and delinquency experience presented in the table below will be indicative of such experience on the mortgage loans.

     For the purposes of the following table, the period of delinquency is based on the number of days payments are contractually past due.

     Certain total percentages and dollar amounts may not equal the sum of the percentages and dollar amounts indicated in the columns due to differences in rounding.


                 [remainder of page intentionally left blank]

                     Delinquency and Foreclosure Experience
     of First Tennessee's Home Equity Revolving Credit Line Loan Portfolio

                                                                 As of December 31,
                                                                 ------------------

                                            [  ]                                               [  ]
                                            ----                                               ----

                             No. of       % of      Principal      % of         No. of     % of      Principal    % of      No. of
                             Loans        Loans     Balance($)     Balance      Loans      Loans     Balance($)   Balance   Loans
                             -----        -----     ---------      -------      ------     -----     ----------   -------   ------
Total Portfolio

Period of Delinquency
30-59 Days
60-89 Days
90 Days or more

Foreclosures Pending

Total Delinquencies

                                               [  ]
                                               ----

                               % of          Principal           % of
                               Loans         Balance($)        Balance
                               -----         ---------         -------
Total Portfolio

Period of Delinquency
30-59 Days
60-89 Days
90 Days or more

Foreclosures Pending

Total Delinquencies

                                                       As of [ ]
                                                       ---------

                                    No. of        % of         Principal       % of
                                    Loans         Loans        Balance($)     Balance
                                   ---------      -----        ----------    ---------
Total Portfolio

Period of Delinquency
   30-59 Days
   60-89 Days
   90 Days or more

Foreclosures Pending

Total Delinquencies

                       DESCRIPTION OF THE MORTGAGE LOANS

General

     [Certain statistical information concerning the pool of mortgage loans (such pool is referred to as the "Statistic Calculation Pool" and each such mortgage loan is referred to as a "Statistic Calculation Pool Mortgage Loan") is set forth below. The mortgage pool will be divided into [two] groups of mortgage loans (each is referred to as a loan group) -- loan group [ ] and loan group [ ]. The Class [ ] Certificates will represent an interest in loan group [ ] only. Loan group [ ] information is included chiefly to provide a better understanding about the trust fund. A detailed description of the mortgage loans actually delivered (the "Detailed Description") will be available to purchasers of the Certificates at or before, and will be filed on Form 8-K with the Securities and Exchange Commission after delivery of the Certificates. The Detailed Description will specify the aggregate of the principal balances of the mortgage loans included in the trust fund as of the cut-off date (the "cut-off date pool balance") and will also include, among other things, the following information regarding such mortgage loans:

     .  the outstanding principal balances of such mortgage loans as of [   ],
        200[ ] (referred to as the "cut-off date") [or the related transfer date], the lien priorities of such mortgage loans, the loan rates borne by such mortgage loans as of the cut-off date, the combined loan-to-value ratios of such mortgage loans, the remaining term to scheduled maturity of such mortgage loans, the type of properties securing such mortgage loans, the geographical distribution of such mortgage loans by state and the credit limits and Credit Limit Utilization Rates of such mortgage loans as of the cut-off date.

     . [The Detailed Description speaks as of the cut-off date and consequently does not include any Additional Home Equity Loans purchased with the funds in the prefunding accounts.] The mortgage loans will have been originated pursuant to credit line agreements and will be secured by mortgages or deeds of trust, which are either first or second mortgages or deeds of trust, on mortgaged properties expected to be located in [49 states and the District of Columbia] as of the cut-off date. The mortgaged properties securing the mortgage loans will consist of residential properties that are one- to four-family properties. See " -- Mortgage Loan Terms" below.

     .  Information regarding the Statistical Calculation Pool Mortgage Loans as
        of [    ], 200[ ] (the "Statistic Calculation Date") can be found on the tables on pages S-___ through S-___.]

Mortgage Loan Terms

     [General. A borrower may access a mortgage loan by writing a check in a minimum amount of $[ ]. The mortgage loans bear interest at a variable rate which changes monthly on the first business day of the related month with changes in the applicable Index Rate. The Statistic Calculation Pool Mortgage Loans are subject to a maximum per annum interest rate ranging from [ ]% to [ ]% per annum, subject to applicable usury limitations. See "Legal Aspects of the Loans -- Applicability of Usury Laws" in the Prospectus. The daily periodic rate on the mortgage loans (i.e., the loan rate) is the sum of the Index Rate plus the applicable margin, divided by 365 days. The margin generally ranges between [ ]% and [ ]%. The "Index Rate" is based on the highest "prime rate" (the "Index") published in the "Money Rates" table of The Wall Street Journal as of the first business day of each calendar month.

     The second mortgage ratio for a mortgage loan is the credit limit for the related mortgage loan, provided such mortgage loan was in the second lien position, divided by the sum of such credit limit and the outstanding principal balance of any mortgage loan senior to the related mortgage loan as of the date of related loan application. The weighted average second mortgage loan ratio for the Loan Group [ ] Statistic Calculation Pool Mortgage Loans was approximately
[ ]%. The weighted average second mortgage ratio for the Loan Group [ ] Statistic Calculation Pool Mortgage Loans was approximately [ ]%.

     The seller generally offers introductory loan rates on its home equity lines of credit. The introductory rate applies to payments made during the [first three months or first six months] after origination. After such introductory period, the loan rate will adjust to the Index Rate plus the applicable margin.

     In general, the home equity loans may be drawn upon during a draw period of [five] years. Home equity loans with a draw period of [five] years (which generally may be extendible for an additional [five] years, upon the seller's approval) constitute approximately [ ]% of the Loan Group [ ] Statistic Calculation Pool Mortgage Loans and approximately [ ]% of the Loan Group [ ] Statistic Calculation Pool Mortgage Loans, each by Statistic Calculation Date Principal Balance. These loans are generally subject to a [fifteen] year repayment period following the end of the draw period. During this repayment period, the outstanding principal balance of the loan will be paid in monthly installments equal to [1/180] of the outstanding principal balance as of the end of the draw period.

     The minimum payment due during the draw period will be equal to the finance charges accrued on the outstanding principal balance of the home equity loan during the related billing period, any such amounts past due and any other charges owed. The minimum payment due during the repayment period will be equal to the sum of the finance charges accrued on the outstanding principal balance of the mortgage loan during the related billing period, any amounts past due, any other charges owed and the principal payment described above.

     The "principal balance" of a mortgage loan (other than a Liquidated Mortgage Loan) on any day is equal to its principal balance as of the cut-off date for the mortgage loans purchased on the Closing Date [and as of the relevant date for the additional home equity loan] plus any Additional Balances in respect of such mortgage loan, minus all collections credited against the principal balance of such mortgage loan in accordance with the related credit line agreement prior to such day.

     The principal balance of a Liquidated Mortgage Loan after final recovery of related liquidation proceeds shall be zero.

     Difference between Statistic Calculation Pool and Cut-off Date Pool. The statistical information presented in this Prospectus Supplement for each loan group reflects the mortgage loans originated by the seller through the Statistic Calculation Date, and is based on the number and the principal balances of such mortgage loans in each loan group as of the Statistic Calculation Date. The depositor expects that the actual pool as of the Closing Date will represent
approximately $[    ] aggregate principal balance of mortgage loans. Loan group
[ ], which has a Statistic Calculation Date Principal Balance of approximately
$[    ], is expected to have a cut-off date principal balance of approximately
$[    ]. Loan group [ ], which has a Statistic Calculation Date Principal
Balance of approximately $[    ], is expected to have a cut-off date principal
balance of $[   ]. [The trust also will include approximately $[    ] for loan
group [ ] and $[    ] for loan group [ ] in the relevant prefunding accounts
that may be applied to the purchase of additional mortgage loans as described below.] The [initial] mortgage loans to be included in the cut-off date pool will represent mortgage loans originated or to be originated by the seller on or prior to the cut-off date and sold by the seller to the depositor, and by the depositor to the trust fund, on the Closing Date. In addition, with respect to the Statistic Calculation Pool Mortgage Loans, as to which statistical information is presented herein, some amortization will occur and some Additional Balances may be created prior to the cut-off date. Moreover, certain Statistic Calculation Pool Mortgage Loans may prepay in full or may be determined not to meet the eligibility requirements for the final cut-off date pool and as a result may not be included in the cut-off date pool. As a result of the foregoing, the statistical distribution of characteristics as of the cut-off date for the cut-off date mortgage loan pool will vary from the statistical distribution of such characteristics of each Statistic Calculation Loan Group as presented in this Prospectus Supplement, although such variance will not be material. In the event that the seller does not, as of the cut-off date, have the full amount of mortgage loans which the depositor expects to purchase from the seller and sell to the trust fund on
such date (i.e. approximately $[    ] aggregate principal balance of mortgage
loans), the depositor may reduce the size of the offering. Likewise, if the seller has more mortgage loans than anticipated, the depositor may increase the size of the offering. The original principal amount of either class of Certificates may not decrease or increase by more than [10]%. [For each loan group, the excess of the original principal balance of the related certificates over the cut-off date principal balance of that loan group will be deposited into an account (the account for loan group [ ], the "Prefunding Account"). These funds are expected to be used to acquire additional home equity loans not in the cut-off date pool (these loans for loan group [ ], the "Additional Home Equity Loans"). Consequently, the statistical distribution characteristics of loan group [ ] after the addition of Additional Home Equity Loans will vary from that of both the loan group [ ] cut-off date mortgage loan pool and the Loan Group [ ] Statistical Calculation Pool Mortgage Loans. Any funds remaining in
the Prefunding Account on [    ] will be used to prepay the Class [  ]
Certificates on the first Distribution Date].

     The sum of the columns below may not equal the total indicated for each loan group due to rounding. The following tables describe the Statistic Calculation Pool Mortgage Loans in each loan group and the related mortgaged properties based upon the Loan Group [ ] Statistic Calculation Pool or the Loan Group [ ] Statistic Calculation Pool, as applicable, as of the close of business on the Statistic Calculation Date:]

                               LOAN GROUP [ ]

                              PRINCIPAL BALANCES

          Range of              Number of     Aggregate Unpaid
     Principal Balances       Mortgage Loans  Principal Balance
     --------------------     --------------  -----------------
$ - $ ....................
$ - $ ....................
$ - $ ....................
$ - $ ....................
$ - $ ....................
$ - $ ....................
$ - $ ....................
$ - $ ....................
$ - $ ....................
$ - $ ....................
$ - $ ....................
$ - $ ....................
$ - $ ....................
$ - $ ....................
$ - $ ....................
$ - $ ....................
$ - $ ....................
$ - $ ....................
         TOTAL:...........

                       COMBINED LOAN-TO-VALUE RATIOS(1)

      Range of Combined        Number of     Aggregate Unpaid
     Loan-to-Value Ratios    Mortgage Loans  Principal Balance
     --------------------    --------------  -----------------
Less than %..........
- ...................
- ...................
- ...................
- ...................
- ...................
- ...................
- ...................
- ...................
- ...................
- ...................
- ...................
- ...................
- ...................
- ...................
- ...................
- ...................
- ...................
       TOTAL: .......

(1) [The ratio (expressed as a percentage) of (A) the sum of (i) the credit limited of the mortgage loans and (ii) any outstanding principal balances of mortgage loans senior or of equal priority to the mortgage loans (calculated generally at the date of origination of the mortgage loans) to
     (B) the lesser of (i) the appraised value of the related mortgaged property as set forth in loan files at such date of origination or (ii) in the case of a mortgaged property purchased within one year of the origination of the related mortgage loan, the purchase price of such mortgaged property.]

                                LOAN RATES (1)

      Range of           Number of     Aggregate Unpaid
     Loan Rates        Mortgage Loans  Principal Balance
     ----------        --------------  -----------------
- %.................
- ..................
- ..................
- ..................
- ..................
- ..................
- ..................
- ..................
- ..................
- ..................
- ..................
- ..................
- ..................
- ..................
- ..................
- ..................
- ..................
- ..................
     TOTAL:.........

(1) Approximately [ ]% of the Loan Group [ ] Statistic Calculation Pool Mortgage Loans by Statistic Calculation Date Principal Balance are currently subject to an introductory rate of [ ]% per annum and [ ]% of the Loan Group [ ] Statistic Calculation Pool Mortgage Loans by Statistic Calculation Date Principal Balance are currently subject to an introductory rate of [ ]% per annum.

                          GEOGRAPHIC DISTRIBUTION (1)

                            Number of     Aggregate Unpaid
          State           Mortgage Loans  Principal Balance
          -----           --------------  -----------------
 .....................
 .....................
 .....................
 .....................
 .....................
 .....................
 .....................
 .....................
 .....................
 .....................
 .....................
 .....................
 .....................
 .....................
 .....................
 .....................
 .....................
 .....................
      TOTAL:.........

(1) [Geographic location is determined by the address of the mortgaged property securing the related mortgage loan.]

                                 PROPERTY TYPE

                                                       Aggregate
                                     Number of     Principal Balance
     Property Type                 Mortgage Loans     Outstanding
     -------------                 --------------     -----------
Single Family.............
PUD.......................
Lo Condo..................
2-4 Units.................
         TOTALS:..........

                                 LIEN PRIORITY

                                                       Aggregate
                                     Number of     Principal Balance
     Property Type                 Mortgage Loans     Outstanding
     -------------                 --------------     -----------
1/st/ Lien................
2/nd/ Lien................
         TOTALS:..........

                                    MARGINS

     Range of            Number of     Aggregate Unpaid
     Margins           Mortgage Loans  Principal Balance
     -------           --------------  -----------------
- %.................
- ..................
- ..................
- ..................
- ..................
- ..................
- ..................
- ..................
- ..................
- ..................
- ..................
- ..................
- ..................
- ..................
- ..................
- ..................
- ..................
- ..................
     TOTAL:.........

                      CREDIT LIMIT UTILIZATION RATES (1)

     Range of Credit           Number of     Aggregate Unpaid
 Limit Utilization Rates     Mortgage Loans  Principal Balance
 -----------------------     --------------  -----------------
- %.......................
- ........................
- ........................
- ........................
- ........................
- ........................
- ........................
- ........................
- ........................
- ........................
- ........................
- ........................
- ........................
- ........................
- ........................
- ........................
- ........................
- ........................
     TOTAL:...............

(1) [The "Credit Limit Utilization Rate" is determined by dividing the Loan Group [ ] Statistic calculation Date Balance by the aggregate of the credit limits of the related credit line agreements.]

                                 MAXIMUM RATES


                           Number of     Aggregate Unpaid
     Maximum Rates       Mortgage Loans  Principal Balance
     -------------       --------------  -----------------
%......................
 .......................
 .......................
 .......................
 .......................
 .......................
 .......................
 .......................
 .......................
 .......................
 .......................
   TOTAL:..............

                  MONTHS REMAINING TO SCHEDULED MATURITY (1)


       Range of Months
        Remaining to         Number of     Aggregate Unpaid
     Scheduled Maturity    Mortgage Loans  Principal Balance
     ------------------    --------------  -----------------
- ........................
- ........................
- ........................
- ........................
- ........................
- ........................
- ........................
- ........................
- ........................
- ........................
- ........................
        TOTAL:............

(1) [Assumes that the Draw Period for Loan Group [ ] Statistic Calculation Pool Mortgage Loans with (a) five year draw periods and fifteen year repayment periods will be extended for an additional five years and (b) five year draw periods and ten year repayment periods will not be extended.]

                               ORIGINATION YEAR

                         Number of     Aggregate Unpaid
    Origination Year   Mortgage Loans  Principal Balance
    ----------------   --------------  -----------------
 .....................
 .....................
 .....................
 .....................
 .....................
 .....................
   TOTAL:............

                              DELINQUENCY STATUS

        Number of          Number of        Aggregate Unpaid
     Days Delinquent     Mortgage Loans    Principal Balance
     -----------------   --------------    -----------------
Current................
         TOTAL:........

                                 CREDIT LIMITS

        Range of            Number of     Aggregate Unpaid
     Credit Limits        Mortgage Loans  Principal Balance
     ---------------      --------------  -----------------
$ - $ ..................
$ - $ ..................
$ - $ ..................
$ - $ ..................
$ - $ ..................
$ - $ ..................
$ - $ ..................
$ - $ ..................
$ - $ ..................
$ - $ ..................
$ - $ ..................
$ - $ ..................
$ - $ ..................
$ - $ ..................
$ - $ ..................
$ - $ ..................
$ - $ ..................
$ - $ ..................
         TOTAL:.........

                         CONVEYANCE OF MORTGAGE LOANS

     The obligation of the trust fund to purchase mortgage loans for loan group [ ] on the Closing Date is subject to the following requirements, any of which requirements may be waived or modified in any respect by the Certificate
Insurer:

     . such mortgage loan may not be 60 or more days delinquent as of the Closing Date; the remaining term to stated maturity of such mortgage loan will not exceed [ ] months;

     . such mortgage loan will be secured by a mortgage in a first or second lien position;

     .   such mortgage loan will not have a loan rate less than [ ]%;

     .   such mortgage loan will be otherwise acceptable to the Certificate
         Insurer;

     . following the purchase of such mortgage loan by the trust fund, the mortgage loans as of the Closing Date:

               (a)  will have a weighted average loan rate of at least [ ]%;

               (b) will have a weighted average remaining term to stated maturity of not more than [ ] months;

               (c) will have a weighted average Combined Loan-to-Value Ratio of not more than [ ]%;

               (d)  will have no mortgage loan with a principal balance in
               excess of $[    ];

               (e) will have a concentration in any one state not in excess of [ ]%; and will have a concentration in any one zip code not in excess of [ ]%;

               (f) will have not more than [ ]% in aggregate principal balance of mortgage loans relating to non-owner occupied properties; and

               (g) will not have more than [ ]% in aggregate principal balance of mortgage loans that were appraised electronically;

     .  such mortgage loan shall have a Combined Loan-to-Value Ratio not in
        excess of [    ];

     .  such mortgage loan will have a credit limit between $[    ] and $[    ];

     .  such mortgage loan will have a margin between [ ]% and [ ]%; and

     . such mortgage loan will comply with the representations and warranties in the pooling and servicing agreement.

     [The trust fund may acquire Additional Home Equity Loans through [    ]
that will be included in loan group [ ] so long as they conform to the criteria listed above. Each Additional Home Equity Loan will have been underwritten substantially in accordance with the criteria described under "The Home Equity Loan Program -- Underwriting Procedures Relating to Home Equity Loans." Additional Home Equity Loans will be purchased using amounts on deposit in the Prefunding Account at a cash purchase price of [100]% of their principal balance
on a designated cut-off date before [    ]. The amount paid from the Prefunding
Account for Additional Home Equity Loans will not include accrued interest. Following each purchase of Additional Home Equity Loans, the aggregate principal balance of loan group [ ] will increase by an amount equal to the aggregate principal balance of the Additional Home Equity Loans so acquired and the amount in the Prefunding Account will decrease accordingly.

     Any conveyance of Additional Home Equity Loans is subject to various conditions including:

     . that they satisfy substantially the same loan representations and warranties as the initial home equity loans;

     . that they were identified by means of a selection process reasonably believed not to be adverse to the interests of the holders of the certificates and the Certificate Insurer;

     . that the trust fund receive opinions of counsel acceptable to the Certificate Insurer and the trustee with respect to the validity of the conveyance of the Additional Home Equity Loans; and

     . that as of their cut-off date, each Additional Home Equity Loan satisfied the eligibility requirements that the mortgage loans had to satisfy on the closing date.

     No discretion will be exercised in the selection of the Additional Home Equity Loans to be acquired by the trust fund. They will all be mortgage loans that had been applied for by the related borrowers before the cut-off date, but that were not included in the cut-off date pool. The exact mortgage loans to be acquired will be determined on a first-in, first-out basis. Mortgage loans otherwise meeting the eligibility requirements will be aggregated by the date on which they were funded, and all of these Additional Home Equity Loans will be purchased in date order up through the day substantially all of the funds in the Prefunding Account are expended. On that last day, the Additional Home Equity Loans will be ordered and acquired alphabetically by the last name of the primary obligor. These acquisitions may occur in one or more closings after the intitial closing date.]

[The Prefunding Account

     The assets of the trust fund will include the Prefunding Account that will
contain approximately $[    ] on the closing date representing the excess of
the original principal balance of the Class [    ] Certificates over the cut-
off date principal balance of the mortgage loans in loan group [    ] initially
transferred to the trust fund on the closing date. Monies in the Prefunding Account are expected to be used to purchase Additional Home Equity Loans through
[    ]. The Prefunding Account will be part of the trust fund, but will not be available to cover losses on the mortgage loans. Any funds remaining on deposit
in the Prefunding Account on [    ] will be used to prepay the Class [   ]
Certificates on the first Distribution Date. Net income on investment of funds in the Prefunding Account will be paid to the master servicer, and will not be available for payment on the Certificates.]

                    MATURITY AND PREPAYMENT CONSIDERATIONS

     The pooling and servicing agreement, except as otherwise described herein, provides that the Certificateholders will be entitled to receive on each distribution date distributions of principal, in the amounts described under "Description of the Certificates -- Distributions on the Certificates" herein, until the certificate principal balance is reduced to zero. During the Managed Amortization Period, Certificateholders will receive amounts from principal collections based upon the applicable Investor Fixed Allocation Percentage for the related loan group, subject to reduction as described below. [In addition,
the funds remaining in the Prefunding Account on [    ] after the purchase of
any Additional Home Equity Loans on that date will be used to prepay the Class
[    ] Certificates on the first Distribution Date.] With respect to any date of calculation on or prior to the first distribution date on which the balance of the Transferor Interest with respect to such loan group is equal to the applicable Required Transferor Subordinated Amount, the "Investor Fixed Allocation Percentage" will equal the greater of (i) [ ]% and (ii) 100% minus the percentage obtained by dividing the amount of the Transferor Interest allocable to a loan group at the beginning of such Collection Period by the loan group balance at the beginning of such Collection Period. Thereafter, the Investor Fixed Allocation Percentage will equal [ ]%. During the related Rapid Amortization Period, Certificateholders will receive amounts from principal collections based solely upon the Investor Fixed Allocation Percentage for the related loan group. Because prior distributions of principal collections to Certificateholders serve to reduce the related Investor Floating Allocation Percentage but may not change the related Investor Fixed Allocation Percentage in all instances, allocations of principal collections from the mortgage loans in a loan group based on the related Investor Fixed Allocation Percentage may result in distributions of principal to the Certificateholders in amounts that are, in most cases, greater relative to the declining balance of the mortgage loans in that loan group than would be the case if the related Investor Floating Allocation Percentage were used to determine the percentage of principal collections from the mortgage loans in that loan group distributed to Certificateholders. This is especially true during the Rapid Amortization Period when the Certificateholders are entitled to receive their respective Investor Principal Collections and not a lesser amount. In addition, respective Investor Interest Collections may be distributed as principal to Certificateholders of Certificates in a particular loan group in connection with the applicable Accelerated Principal Distribution Amount, if any. Moreover, to the extent of losses allocable to the Certificateholders of Certificates related to a particular loan group, those Certificateholders may also receive as payment of principal the amount of such losses from the related Investor Interest Collections, Investor Interest Collections from the other loan group, the Subordinated Transferor Collections, [the Reserve Fund,] or, in some instances, draws under the

Policy [or payments under any third party enhancement]. The level of losses may therefore affect the rate of payment of principal on the Certificates.

     [As of the closing date, the Transferor Interest with respect to each loan group will be $0. The Transferor Interest is expected to grow in the early months of the transaction due to the payment of the applicable Accelerated Principal Distribution Amount.] [In addition,] to the extent obligors make more draws than principal payments on the mortgage loans in a loan group, the Transferor Interest may grow. An increase in the Transferor Interest due to additional draws may also result in Certificateholders receiving principal at a greater rate during the Rapid Amortization Period because the Certificateholders share of principal collections on the mortgage loans in a loan group is based upon the applicable Investor Fixed Allocation Percentage (without reduction). The pooling and servicing agreement permits the Transferor, at its option, but subject to the satisfaction of certain conditions specified in the pooling and servicing agreement, including the conditions described below, to remove certain mortgage loans from a loan group at any time during the life of the trust fund, so long as the portion of the Transferor Interest related to the applicable loan group (after giving effect to such removal) is not less than the related Minimum Transferor Interest. Such removals may affect the rate at which principal is distributed to Certificateholders by reducing the overall loan group balance and thus the related amount of principal collections. See "Description of the Certificates -- Optional Transfers of Mortgage Loans to the Transferor" herein.

     All of the mortgage loans may be prepaid in full or in part at any time. However, mortgage loans secured by mortgaged properties in California are subject to an account termination fee equal to the lesser of $[ ] or [ ] months interest on the amount prepaid, to the extent the prepaid amount exceeds [ ]% of the unpaid principal balance, if the account is terminated on or before its fifth year anniversary. In addition, mortgage loans secured by mortgaged properties in other jurisdictions may be subject to account termination fees to the extent permitted by law. In general, such account termination fees do not exceed $[ ] and do not apply to accounts terminated subsequent to a date designated in the related mortgage note which, depending on the jurisdiction, ranges between [ ] months and [ ] years following origination. The prepayment experience with respect to the mortgage loans in a loan group will affect the weighted average life of the related Certificates.

     The rate of prepayment on the mortgage loans cannot be predicted. Generally, it is assumed that home equity revolving credit lines are not viewed by borrowers as permanent financing. Accordingly, the mortgage loans may experience a higher rate of prepayment than traditional first mortgage loans. On the other hand, because the mortgage loans amortize as described under "Description of the Mortgage Loans -- Mortgage Loan Terms" herein, rates of principal payments on the mortgage loans will generally be slower than those of traditional fully-amortizing first mortgages in the absence of prepayments on such mortgage loans. The prepayment experience of the mortgage loans in a loan group may be affected by a wide variety of factors, including general economic conditions, prevailing interest rate levels, the availability of alternative financing, homeowner mobility, the frequency and amount of any future draws on the credit line agreements and changes affecting the deductibility for federal income tax purposes of interest payments on home equity credit lines. Substantially all of the mortgage loans contain "due-on-sale" provisions, and the master servicer intends to enforce such provisions, unless such enforcement is not permitted by applicable law or the master servicer, in a manner consistent with reasonable commercial practice, permits the purchaser of the related mortgaged property to assume the mortgage loan.

     The enforcement of a "due-on-sale" provision will have the same effect as a prepayment of the related mortgage loan. See "Legal Aspects of the Loans -- Due-on-Sale Clauses" in the Prospectus.

     The seller is not required to deliver certain documents relating to the mortgage loans to the trustee until [30] days after the Closing Date [(or in the case of the Additional Home Equity

Loans, until 21 days after they are acquired by the trust fund)]. See "Description of the Certificates -- Assignment of Mortgage Loans" herein. Should the seller fail to deliver all or a portion of such documents with respect to any such mortgage loan to the depositor, or, at the depositor's direction, to the trustee within such period, the seller will be obligated to accept the transfer of such mortgage loan from the trust fund. Upon such transfer, the principal balance of such mortgage loan will be deducted from the related loan group balance, thus reducing the amount of the Transferor Interest related to such loan group. If the deduction would cause such portion of the Transferor Interest to become less than the related Minimum Transferor Interest at such time, the seller will be obligated to either substitute an Eligible Substitute Mortgage Loan or make a deposit into the Collection Account in an amount equal to the amount by which such portion of the Transferor Interest would be reduced to less than the related Minimum Transferor Interest at such time. Any such deduction, substitution or deposit, will be treated under the pooling and servicing agreement as a payment in full of such mortgage loan.

     The yield to an investor who purchases the Certificates in the secondary market at a price other than par will vary from the anticipated yield if the rate of prepayment on the mortgage loans in the related loan group is actually different than the rate anticipated by such investor at the time such Certificates were purchased.

     Collections on the mortgage loans may vary because, among other things, borrowers may make payments during any month as low as the minimum monthly payment for such month or as high as the entire outstanding principal balance plus accrued interest and the fees and charges thereon. It is possible that borrowers may fail to make scheduled payments. Collections on the mortgage loans may vary due to seasonal purchasing and payment habits of borrowers.

     No assurance can be given as to the level of prepayments that will be experienced by the trust fund and it can be expected that a portion of borrowers will not prepay their mortgage loans to any significant degree. See "Yield and Prepayment Considerations" in the Prospectus.

                      POOL FACTOR AND TRADING INFORMATION

     The "Pool Factor" is a seven-digit decimal which the trustee will compute monthly expressing the Certificate Principal Balance of each class of certificates as of each distribution date (after giving effect to any distribution of principal to that class of certificates on such distribution date) as a proportion of the Original Certificate Principal Balance. On the Closing Date, the Pool Factor for each class of certificates will be 1.0000000. See "Description of the Certificates -- Distributions on the Certificates" herein. Thereafter, the Pool Factor for each class of certificates will decline to reflect reductions in the related certificate principal balance resulting from distributions of principal to that class of certificates and the related Invested Amount of any unreimbursed Liquidation Loss Amounts from mortgage loans in the related loan group.

     Pursuant to the pooling and servicing agreement, monthly reports concerning the Invested Amount, the Pool Factor and various other items of information for each class of certificates will be made available to the Certificateholders. In addition, within [60] days after the end of each calendar year, beginning with the 200[ ]calendar year, information for tax reporting purposes will be made available to each person who has been a Certificateholder of record at any time during the preceding calendar year. See "Description of the Certificates -- Book-Entry Certificates" and " -- Reports to Certificateholders" herein.

                        DESCRIPTION OF THE CERTIFICATES

     The Revolving Home Equity Loan Asset Backed Certificates Class [   ] and
Class [   ] (each is sometimes referred to as a "Class"), Series 200[ ]-[ ] (the
"Certificates") will be issued pursuant to the pooling and servicing agreement. The form of the pooling and servicing agreement has been filed as an exhibit to the Registration Statement of which this Prospectus

Supplement and the Prospectus is a part. The following is a description of the material provisions of the pooling and servicing agreement. Wherever particular sections or defined terms of the pooling and servicing agreement are referred to, such sections or defined terms are hereby incorporated herein by reference.

General

     The Class [ ] Certificates will be issued in denominations of $[25,000] and multiples of $[1,000] in excess thereof and will evidence specified undivided interests in loan group [ ]. Together with the Transferor's Interest and the Class [ ] Certificates (which are not offered by this prospectus supplement), they comprise First Horizon Home Equity Loan Trust 200[ ]-[ ] (referred to as the trust fund). The property of the trust fund will consist of, to the extent provided in the pooling and servicing agreement:

     . the principal balance of each mortgage loan as of the cut-off date (referred to as the cut-off date principal balance), plus any new advances made in respect thereof under the applicable credit line agreement during the life of the trust fund ("Additional Balances");

     . collections on the mortgage loans received after the cut-off date (exclusive of payments in respect of accrued interest due on or prior to the cut-off date);

     . mortgaged properties relating to the mortgage loans that are acquired by foreclosure or deed in lieu of foreclosure;

     . the Collection Account for the Certificates (excluding net earnings thereon);

     . [the Prefunding Account and the similar account for loan group 1 and any additional loans purchased with their proceeds;]

     .  [the Reserve Fund (excluding net earnings thereon);]

     . the Policy and any further credit enhancement for the Class [ ] Certificates only; and

     .  an assignment of the depositor's rights under the Purchase Agreement.

     Definitive Certificates (as defined below), if issued, will be transferable and exchangeable at the corporate trust office of the trustee, which will initially maintain the Security Register for the Certificates. See " -- Book-Entry Certificates" below. No service charge will be made for any registration of exchange or transfer of Certificates, but the trustee may require payment of a sum sufficient to cover any tax or other governmental charge.

     The aggregate undivided interest in the trust fund represented by the
Certificates as of the Closing Date is expected to equal approximately $[    ]
(the "Original Invested Amount"), which represents approximately 100% of the sum of the cut-off date pool balance [and the prefunding accounts]. As of the Closing Date, the Class [ ] Certificates are expected to equal approximately
$[    ] (the "Class [ ] Original Invested Amount"), which represents approximately 100% of the sum of the cut-off date loan group [ ] principal
balance [and approximately $[    ] deposited in the related prefunding
account]. The "Class [ ] Original Certificate Principal Balance" is expected to
equal approximately $[     ]. As of the Closing Date, the Class [ ]
Certificates are expected to equal approximately $[     ] (the "Class [ ]
Original Invested Amount"), which represents approximately 100% of the sum of the cut-off date loan group [ ] principal balance [and the amount deposited in the Prefunding Account]. The "Class [ ]Original Certificate Principal Balance"
is expected to equal approximately $[     ]. [Of the Class [ ] Original Invested
Amount approximately $[     ] represents the proceeds deposited into the
Prefunding Account which may be used through [     ] to purchase
additional home equity loans for addition to loan group [ ]. Following the Closing Date, the "Invested Amount" for each class of certificates with respect to any distribution date will be an amount equal to the Original Invested Amount for such class of certificates minus the amount of the related Investor Principal Collections previously distributed on such class of certificates [and any return of the related prefunding account funds], minus an amount equal to the product of the related Investor Floating Allocation Percentage and the Liquidation Loss Amounts on the mortgage loans in the related loan group (each as defined herein) for such distribution date.

     For each class of certificates, the principal amount of the outstanding Certificates in that class (the "Certificate Principal Balance") on any distribution date is equal to the applicable Original Certificate Principal Balance minus the aggregate of amounts actually distributed as principal to the certificates in that class. See "-- Distributions on the Certificates" below. Each Certificate represents the right to receive payments of interest at the related Certificate Rate and payments of principal as described below.

     The remaining interest in the mortgage loans in the trust fund will be represented by a single transferor interest (the "Transferor Interest") that will be owned by the transferor. In each loan group, the portion of the Transferor Interest in that loan group, as of any date of determination, will equal the related loan group balance as of the close of business on the day preceding such date of determination, less the Invested Amount for such loan group as of the close of business on the preceding distribution date. The
Required Transferor Subordinated Amount initially is approximately $[    ],
which, in the aggregate, will represent approximately [ ]% of the cut-off date loan group [ ] balance [and the amount originally deposited in the related prefunding account plus approximately [ ]% of the cut-off date loan group [ ] balance and the amount originally deposited in the Prefunding Account], but the pooling and servicing agreement requires the Transferor Interest (once it is fully funded) to be at least equal to the Minimum Transferor Interest (as defined in this prospectus supplement). The owner of the Transferor Interest (the "Transferor") will initially be the seller (or one of its affiliates). In general, the loan group balance of each loan group will vary each day as principal is paid on the mortgage loans in that loan group, liquidation losses are incurred and Additional Balances are drawn down by borrowers on mortgage loans in that loan group and transferred to the related loan group.

     [The Certificate Insurer will require, based upon the terms and conditions of the Insurance Agreement, that the portion of the Transferor's Interest with respect to each class of certificates be maintained at the related Required Transferor Subordinated Amount with respect to such class.

     The portion of the Transferor's Interest related to each class of certificates as of the closing date will be zero, which is less than the initial Required Transferor Subordinated Amount, thus requiring an increase in the Transferor's Interest on future Distribution Dates until it equals the Required Transferor Subordinated Amount.

     With respect to each class of certificates, certain excess cashflow will be applied as a payment of principal of that class of certificates on each Distribution Date to increase or maintain the portion of the Transferor's Interest related to that class to or at the Required Transferor Subordinated Amount for such class for such Distribution Date. The amount of such excess cashflow with respect to a class of certificates so applied as a payment of principal on a Distribution Date is an "Accelerated Principal Distribution Amount" for the related class of certificates. The requirement to maintain the Transferor's Interest at the Required Transferor Subordinated Amount, or to increase it to the Required Transferor Subordinated Amount, is not an obligation of the seller, the master servicer, the trustee, the Certificate Insurer or any other person.

     The pooling and servicing agreement requires excess cashflow not required to maintain or achieve the Required Transferor Subordinated Amount of the related class of certificates to be applied to the funding of a reserve fund, which has been required by the Certificate Insurer to be established and maintained with respect to the certificates (the "Reserve Fund"). The amount on deposit in the Reserve Fund will not exceed the excess of
(x) the sum of the Required Transferor Subordinated Amounts with respect to each class of certificates over (y) the sum of the portion of the Transferor's Interest with respect to each class of certificates. Amounts in the Reserve Fund may only be withdrawn therefrom and applied in accordance with the terms of the pooling and servicing agreement.

     The Certificate Insurer may permit the Required Transferor Subordinated Amount for a class of certificates to decrease or "step down" over time, subject to certain floors and triggers. The dollar amount of any decrease in a Required Transferor Subordinated Amount is an "Overcollateralization Reduction Amount," which, with respect to each class of certificates, may result in a release of cash from the trust fund in an amount up to such Overcollateralization Reduction Amounts (net of any Reimbursement Amounts due to the Certificate Insurer), and/or result in the removal of cash or mortgage loans from the trust fund on Distribution Dates occurring after such step-downs take effect. The dollar amount of any Overcollateralization Reduction Amount with respect to a class will first be released from the Reserve Fund, to the extent of the amount on deposit therein. If the amount on deposit in the Reserve Fund with respect to a class is not sufficient to fund the full amount of such Overcollateralization Reduction Amount with respect to such class, then an amount equal to the remaining portion of such Overcollateralization Reduction Amount will be released from the monthly cashflow with respect to such class, thus reducing the portion of the Transferor's Interest for such class.]

     The Transferor has the right to sell or pledge the Transferor Interest at any time, provided the Rating Agencies have notified the Transferor and the Trustee in writing that such action will not result in the reduction or withdrawal of the ratings assigned to the Certificates without regard to the Policy [or any other third party credit enhancements], and certain other conditions specified in the pooling and servicing agreement are satisfied.

Book-entry Certificates

     Each class of book-entry certificates will be issued in one or more certificates which equal the aggregate original principal balance of the class of certificates and which will be held by a depository, initially a nominee of The Depository Trust Company. Beneficial interests in the book-entry certificates will be held indirectly by investors through the book-entry facilities of the depository, as described in this prospectus supplement. Investors may hold beneficial interests in the book-entry certificates in the
minimum denominations set forth on page S-[ ] and integral multiples of $[    ]
in excess thereof. One investor of each class of book-entry certificates may hold a beneficial interest in a book entry certificate that is not an integral
multiple of $[    ]. The depositor has been informed by the depository
that its nominee will be CEDE & Co. Accordingly, CEDE & Co. is expected to be the holder of record of the book-entry certificates. Except as described in the prospectus under "Description of the Securities -- Book-Entry Securities," no beneficial owner of a book-entry certificate will be entitled to receive a physical certificate.

     Unless and until definitive certificates are issued, it is anticipated that the only certificateholder of the book-entry certificates will be CEDE & Co., as nominee of the depository. Beneficial owners of the book-entry certificates will not be certificateholders, as that term is used in the pooling and servicing agreement. Beneficial owners are only permitted to exercise the rights of certificateholders indirectly through financial intermediaries and the depository. Monthly and annual reports on the trust fund provided to CEDE & Co., as nominee of the depository, may be made available to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting the depository, and to the financial intermediaries to whose depository accounts the book-entry certificates of the beneficial owners are credited.

     For a description of the procedures generally applicable to the book-entry certificates, see "Description of the Securities -- Book-Entry Securities" in the prospectus.

Assignment of Mortgage Loans

     At the time of issuance of the Certificates, the depositor will transfer to the trust fund [the amounts to be deposited into the prefunding accounts and] all of its interest in each mortgage loan acquired on the closing date (including any Additional Balances arising in the future), related credit line agreements, mortgages and certain other related documents (collectively, the "Related Documents"), including all collections received on each such mortgage loan after the cut-off date (exclusive of payments in respect of accrued interest due on or before the cut-off date). The trustee, concurrently with such transfer, will deliver the Certificates to the depositor and the Transferor Certificate (as defined in the pooling and servicing agreement) to the transferor. [Additional closings may occur for the purchase of Additional Home
Equity Loans on dates specified by the depositor through [       ], 200[ ]. On
those closing dates the depositor will transfer to the trust fund all of its interest in the Additional Home Equity Loans being acquired by the trust fund that day, the Related Documents and all collections received on the Additional Home Equity Loans after a date designated in connection with the transfer.] Each mortgage loan transferred to the trust fund will be identified on a mortgage loan schedule delivered to the trustee pursuant to the pooling and servicing agreement. Such schedule will include information as to the cut-off date principal balance of each mortgage loan as well as information with respect to the loan rate.

     The pooling and servicing agreement will require that on the [initial] Closing Date, with respect to not less than [50]% of the mortgage loans transferred to the trust fund on that date; not later than [30] days after the initial Closing Date, with respect to the [remaining] mortgage loans; [and] [not later than [21] days after the relevant closing date, with respect to the Additional Home Equity Loans,] [the seller] deliver to the depositor for delivery to the trustee or, at the depositor's direction, directly to the trustee, the mortgage notes related to the mortgage loans endorsed in blank and the Related Documents.

     In lieu of delivery of original documentation, [the seller] may deliver documents which have been imaged optically upon delivery of an opinion of counsel that such documents are enforceable to the same extent as the originals and do not impair the enforceability of the transfer to the trust fund of the mortgage loans, provided the retention of such documents in such format will not result in a reduction in the then current rating of the Certificates, without regard to the Policy [or any other third party credit enhancements].

     [In addition, with respect to any of the mortgage loans, in lieu of transferring the related mortgage to the trustee as one of the Related Documents, the Depositor may at its discretion provide evidence that the related mortgage is held through the MERS "r" System. In addition, the mortgage for some or all of the mortgage loans in the trust fund that are not already held in the MERS "r" System may, at the discretion of the master servicer, in the future be held through the MERS "r" System. For any mortgage held through the MERS "r" System, the mortgage is recorded in the name of the Mortgage Electronic Registration System, Inc. or MERS, as nominee for the owner of the mortgage loan, and subsequent assignments of the mortgage were, or in the future may be, at the discretion of the master servicer, registered electronically through the MERS "r" System. For each of these mortgage loans, MERS serves as a mortgagee of record on the mortgage solely as a nominee in an administrative capacity on behalf of the trustee, and does not have any interest in that mortgage loan.]

     The pooling and servicing agreement will require the seller to record assignments of the mortgage loans to the trustee only in those states specified by the rating agencies where recordation of such assignments is required to protect the interest of the seller and the trustee in the mortgage loans.

     Within [180] days of the Closing Date with respect to the mortgage loans acquired on the Closing Date [and within [180] days of the relevant closing date with respect to Additional Home Equity Loans], the trustee will review the mortgage loans and the Related Documents and if any mortgage loan or Related Document is found to be defective in any material respect and such defect is not cured within 90 days following notification thereof to the seller and the depositor by the trustee, or within such longer period not to exceed 720 days after the closing date as provided in the pooling and servicing agreement in the case of missing documents not returned from the public recording office, the seller will be obligated to accept the transfer of such mortgage loan from the trust fund. Upon such transfer, the principal balance of such mortgage loan will be deducted from the applicable loan group balance, thus reducing the amount of the Transferor Interest. If the deduction would cause the portion of the Transferor Interest related to that loan group to become less than the related Minimum Transferor Interest at such time (a "Transfer Deficiency"), the seller will be obligated to either substitute an Eligible Substitute mortgage loan and/or make a deposit into the Collection Account in the amount (the "Transfer Deposit Amount") equal to the amount by which the portion of the Transferor Interest related to that loan group would be reduced to less than the related Minimum Transferor Interest at such time. Any such deduction, substitution or deposit, will be treated under the pooling and servicing agreement as a payment in full of such mortgage loan. Any Transfer Deposit Amount will be treated as a principal collection on the related loan group. Notwithstanding the foregoing, however, no such transfer shall be considered to have occurred unless and until all required deposits to the Collection Account are actually made. The obligation of the seller to accept a transfer of a Defective Mortgage Loan and to make any required deposits are the sole remedies regarding any defects in the mortgage loans and Related Documents available to the trustee or the Certificateholders.

     An "Eligible Substitute Mortgage Loan" is a mortgage loan substituted by the seller for a defective mortgage loan which must, on the date of such substitution, have an outstanding principal balance (or in the case of a substitution of more than one mortgage loan for a Defective Mortgage Loan, an aggregate principal balance) that is not 10% more or less than the Transfer Deficiency relating to such Defective Mortgage Loan; have a loan rate not less than the loan rate of the Defective Mortgage Loan and not more than 1% in excess of the loan rate of such Defective Mortgage Loan; have a loan rate based on the same Index with adjustments to such loan rate made on the same Interest Rate Adjustment Date as that of the Defective Mortgage Loan; have a margin that is not less than the margin of the Defective Mortgage Loan and not more than 100 basis points higher than the margin for the Defective Mortgage Loan;have a mortgage of the same or higher level of priority as the mortgage relating to the Defective Mortgage Loan; have a remaining term to maturity not more than six months earlier and not more than 60 months later than the remaining term to maturity of the Defective Mortgage Loan; comply with each representation and warranty as to the mortgage loans set forth in the pooling and servicing agreement (deemed to be made as of the date of substitution); have an original combined loan-to-value ratio not greater than that of the Defective Mortgage Loan; and satisfy certain other conditions specified in the pooling and servicing agreement.

     The seller will make certain representations and warranties as to the accuracy in all material respects of certain information furnished to the trustee with respect to each mortgage loan (e.g., cut-off date principal balance and loan rate). In addition, the seller will represent and warrant on the Closing Date that at the time of transfer to the depositor, the seller has transferred or assigned all of its interest in each mortgage loan and the Related Documents, free of any lien[, and likewise represent and warrant on each relevant closing date with respect to each Additional Home Equity Loan]. Upon discovery of a breach of any such representation and warranty which materially and adversely affects the interests of the Certificateholders, the Certificate Insurer [or any other third party credit enhancer] in the related mortgage loan and Related Documents, the seller will have a period of 90 days after discovery or notice of the breach to effect a cure. If the breach cannot be cured within the 90-day period, the seller will be obligated to accept a transfer of the Defective Mortgage Loan from the trust fund. The same procedure and limitations that are set forth in the second preceding paragraph for the transfer of Defective Mortgage Loans will apply to the transfer of a mortgage loan that is required to be transferred because of such breach of a representation or warranty in the pooling and servicing agreement that materially and adversely affects the interests of the Certificateholders.

     Mortgage loans required to be transferred to the seller as described in the preceding paragraphs are referred to as "Defective Mortgage Loans."

     Pursuant to the pooling and servicing agreement, the master servicer will service and administer the mortgage loans as more fully set forth above.

Amendments to Credit Line Agreements

     Subject to applicable law and to certain limitations described in the pooling and servicing agreement, the master servicer may change the terms of the credit line agreements at any time provided that such changes do not materially and adversely affect the interest of the Certificateholders, the Certificate Insurer [or any other third party credit enhancer], and are consistent with prudent business practice.

     In addition, the pooling and servicing agreement permits the master servicer, within certain limitations described therein, to increase the credit limit of the related mortgage loan or reduce the margin for such mortgage loan.

Optional Transfers of Mortgage Loans to the Transferor

     In order to permit the transferor to remove mortgage loans from [either] loan group at such times, if any, as the portion of the Transferor Interest related to that loan group exceeds the level required by the Certificate Insurer[, any other third party credit enhancer] and the Rating Agencies, on any Distribution Date the transferor may, but shall not be obligated to, remove on such distribution date (the "Transfer Date") from the loan group, certain mortgage loans without notice to the Certificateholders. The transferor is permitted to designate the mortgage loans to be removed. Mortgage loans so designated will only be removed upon satisfaction of the following conditions:

     .  no Rapid Amortization Event (as defined herein) has occurred;

     . the portion of the Transferor Interest (allocable to that loan group) as of such Transfer Date (after giving effect to such removal) exceeds the Minimum Transferor Interest;

     . the transfer of any mortgage loans from [either] loan group on any Transfer Date during the Managed Amortization Period (as defined herein) shall not, in the reasonable belief of the transferor, cause a Rapid Amortization Event or an event which with notice or lapse of time or both would constitute a Rapid Amortization Event to occur;

     . the transferor shall have delivered to the trustee a "Mortgage Loan Schedule" containing a list of all mortgage loans remaining in the related loan group after such removal;

     . the transferor shall represent and warrant that no selection procedures which the transferor reasonably believes are adverse to the interests of the Certificateholders, the Certificate Insurer [or any other third party credit enhancer] were used by the transferor in selecting such mortgage loans;

     . in connection with each such retransfer of mortgage loans, the Rating Agencies and the Certificate Insurer shall have been notified of the proposed transfer and prior to the Transfer Date no Rating Agency has notified the transferor or the Certificate

        Insurer in writing that such transfer would result in a reduction or withdrawal of the ratings assigned to either class of Certificates without regard to the Policy [or any other third party credit enhancement]; and

     . the Transferor shall have delivered to the Trustee and the Certificate Insurer an officer's certificate confirming the six conditions preceding this one.

     As of any date of determination within any Collection Period, the "Minimum Transferor Interest" for either loan group is an amount equal to [the lesser of
(a) 5% of the related loan group balance at the end of the immediately preceding Collection Period and (b) 1.5% of the cut-off date balance of the related loan group].

Payments on Mortgage Loans; Deposits to Collection Account

     The master servicer shall establish and maintain an account (the "Collection Account") in trust for the Certificateholders, the transferor, the Certificate Insurer [and any other third party credit enhancer], as their interests may appear. The Collection Account will be an Eligible Account (as defined herein). Subject to the investment provision described in the following paragraphs and except under the circumstances described below, within two business days of receipt by the master servicer of amounts in respect of the mortgage loans (excluding amounts representing administrative charges, annual fees, taxes, assessments, credit insurance charges, insurance proceeds to be applied to the restoration or repair of a mortgaged property or similar items), the master servicer will deposit such amounts in the Collection Account. Notwithstanding the foregoing, such amounts in respect of the mortgage loans may be remitted to the Collection Account by the master servicer on a monthly basis not later than the business day immediately preceding the related distribution date [so long as First Tennessee is the master servicer and the Certificate Insurer's claims-paying ability is rated "Aaa" by Moody's and "AAA" by Standard & Poor's.]

     Amounts so deposited may be invested in Eligible Investments (as described in the pooling and servicing agreement) maturing no later than one business day prior to the next distribution date or on such Distribution Date if approved by the Rating Agencies, the Certificate Insurer [and any other third party credit enhancer]. Not later than the [fifth] business day prior to each distribution date (the "Determination Date"), the master servicer will notify the trustee of the amount of such deposit to be included in funds available for the related distribution date.

     An "Eligible Account" is an account that is maintained with a depository institution whose debt obligations throughout the time of any deposit therein have the highest short-term debt rating by the Rating Agencies, one or more accounts with a depository institution having a minimum long-term unsecured debt rating of ["BBB" by Standard & Poor's and "Baa3" by Moody's], which accounts are fully insured by either the Savings Association Insurance Fund ("SAIF") or the Bank Insurance Fund ("BIF") of the Federal Deposit Insurance Corporation established by such fund, a segregated trust account maintained with the trustee or an affiliate of the trustee in its fiduciary capacity or otherwise acceptable to each Rating Agency and the Certificate Insurer as evidenced by a letter from each Rating Agency and the Certificate Insurer to the trustee, without reduction or withdrawal of each Rating Agency's then current ratings of the Certificates without regard to the Policy [or any other third party credit enhancement].

     Eligible Investments are specified in the pooling and servicing agreement and are limited to obligations of the United States or any agency thereof, provided the timely payment of such obligations are backed by the full faith and credit of the United States; general obligations of or obligations guaranteed by any state of the United States or the District of Columbia receiving the highest long-term debt rating of each Rating Agency, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the Certificates by each Rating Agency without regard to the Policy [or any other third party credit enhancement]; commercial or finance company paper which is then receiving the highest commercial or finance company paper rating of each Rating Agency, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the Certificates by any Rating Agency without regard to the Policy [or any other third party credit enhancement]; certificates of deposit, demand or time deposits, or bankers" acceptances issued by any depository institution or trust company incorporated under the laws of the United States or of any state thereof and subject to supervision and examination by federal and/or state banking authorities, provided that the commercial paper and/or long term unsecured debt obligations of such depository institution or trust company (or in the case of the principal depository institution in a holding company system, the commercial paper or long-term unsecured debt obligations of such holding company, but only if Moody's is not a Rating Agency) are then rated one of the two highest long-term and the highest short-term ratings of each Rating Agency for such securities, or such lower ratings as will not result in the downgrading or withdrawal of the rating then assigned to the Certificates by any Rating Agency without regard to the Policy [or any other third party credit enhancement]; demand or time deposits or certificates of deposit issued by any bank or trust company or savings institution to the extent that such deposits are fully insured by the FDIC; guaranteed reinvestment agreements issued by any bank, insurance company or other corporation containing, at the time of the issuance of such agreements, such terms and conditions as will not result in the downgrading or withdrawal of the rating then assigned to the Certificates by any Rating Agency without regard to the Policy [or any other third party credit enhancement]; repurchase obligations with respect to any security described in the first and second bullet points, in either case entered into with a depository institution or trust company (acting as principal) described in the fifth bullet point; securities (other than stripped bonds, stripped coupons or instruments sold at a purchase price in excess of 115% of the face amount thereof) bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States or any state thereof which, at the time of such investment, have one of the two highest ratings of each Rating Agency (except if the Rating Agency is Moody's, such rating shall be the highest commercial paper rating of Moody's for any such securities), or such lower rating as will not result in the downgrading or withdrawal of the rating then assigned to the Certificates by any Rating Agency without regard to the Policy [or any other third party credit enhancement], as evidenced by a signed writing delivered by each Rating Agency; interests in any money market fund which at the date of acquisition of the interests in such fund and throughout the time such interests are held in such fund has the highest applicable rating by each Rating Agency or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the Certificates by each Rating Agency without regard to the Policy [or any other third party credit enhancement]; short term investment funds sponsored by any trust company or national banking association incorporated under the laws of the United States or any state thereof which on the date of acquisition has been rated by each Rating Agency in their respective highest applicable rating category or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the Certificates by each Rating Agency without regard to the Policy [or any other third party credit enhancement]; and such other investments having a specified stated maturity and bearing interest or sold at a discount acceptable to each Rating Agency as will not result in the downgrading or withdrawal of the rating then assigned to the Certificates by any Rating Agency without regard to the Policy [or any other third party credit enhancement], as evidenced by a signed writing delivered by each Rating Agency; provided that no such instrument shall be an Eligible Investment if such instrument evidences the right to receive interest only payments with respect to the obligations underlying such instrument or both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provide a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations; and provided, further, that no instrument described hereunder may be purchased at a price greater than par if such instrument may be prepaid or called at a price less than its purchase price prior to its stated maturity.

Allocations and Collections

     All collections on the mortgage loans will generally be allocated in accordance with the credit line agreements between amounts collected in respect of interest and amounts collected in respect of principal. As to any distribution date, "Interest Collections" will be determined on a loan group basis and will be equal to the amounts collected during the related Collection Period (as defined herein), including without limitation such portion of Net Liquidation Proceeds, allocated to interest pursuant to the terms of the credit line agreements less Servicing Fees for the related Collection Period and amounts payable to the master servicer pursuant to the pooling and servicing agreement as reimbursement of optional advances of the interest component of any delinquent monthly payments on the mortgage loans.

     As to any distribution date, "Principal Collections" will be determined on a loan group basis and will be equal to the sum of the amounts collected during the related Collection Period, including without limitation such portion of Net Liquidation Proceeds, allocated to principal pursuant to the terms of the credit line agreements and any Transfer Deposit Amounts.

     "Net Liquidation Proceeds" with respect to a mortgage loan are equal to the liquidation proceeds, reduced by related expenses, but not including the portion, if any, of such amount that exceeds the principal balance of the mortgage loan plus accrued and unpaid interest thereon to the end of the Collection Period during which such mortgage loan became a Liquidated Mortgage Loan. "Liquidation Proceeds" are the proceeds (excluding any amounts drawn on the Policy) received in connection with the liquidation of any mortgage loan, whether through trustee's sale, foreclosure sale or otherwise.

     With respect to any distribution date and loan group, the portion of interest collections allocable to the related class of Certificates ("Investor Interest Collections") will equal the product of (a) Interest Collections for such Distribution Date and loan group and (b) the Investor Floating Allocation Percentage for such loan group. With respect to any distribution date and loan group, the "Investor Floating Allocation Percentage" is the percentage equivalent of a fraction determined by dividing the Invested Amount at the close of business on the preceding distribution date (or the Closing Date in the case of the first distribution date) by the loan group balance for such loan group at the beginning of the related Collection Period. The remaining amount of interest collections will be allocated to the portion of the Transferor Interest related to that loan group.

     With respect to the mortgage loans in each loan group, principal collections will be allocated between the Certificateholders and the transferor ("Investor Principal Collections" and "Transferor Principal Collections," respectively) as described herein.

     The trustee will apply any amounts drawn under the Policy as provided in the pooling and servicing agreement.

     With respect to any date and loan group, the "loan group balance" will be equal to the aggregate of the principal balances of all mortgage loans in that loan group as of such date. The principal balance of a mortgage loan (other than a Liquidated Mortgage Loan) on any day is equal to its cut-off date principal balance, plus (1) any Additional Balances in respect of such mortgage loan minus
(2) all collections credited against the principal balance of such mortgage loan in accordance with the related credit line agreement prior to such day. The principal balance of a Liquidated Mortgage Loan after final recovery of related liquidation proceeds shall be zero.

Distributions on the Certificates

     Beginning with the first distribution date (which will occur on [    ]),
distributions on the Certificates will be made by the trustee or the Paying Agent on each distribution date to the persons in whose names such Certificates are registered at the close of business on the day prior to each distribution date or, if the Certificates are no longer book-entry certificates, at the close of business on the record date (which is the [last] day of the month preceding such distribution date). The term "distribution date" means the [fifteenth] day of each month or, if such day is not a business day, then the first business day thereafter. Distributions on the Class [ ] Certificates will be made by check or money order mailed (or upon the request of a Certificateholder owning Certificates having denominations aggregating at least $[1,000,000], by wire transfer or as otherwise agreed by such Certificateholder and the trustee) to the address of the person entitled thereto (which, in the case of book-entry certificates, will be DTC or its nominee) as it appears on the certificate register in amounts calculated as described herein on the determination date. However, the final distribution in respect of the Certificates will be made only upon presentation and surrender thereof at the office or the agency of the trustee specified in the notice to Certificateholders of such final distribution. For purposes of the pooling and servicing agreement, a "business day" is any day other than (1) a Saturday or Sunday or (2) a day on which banking institutions in the states of New York, California or Illinois are required or authorized by law to be closed.

     Application of Interest Collections. On each distribution date, the trustee or the Paying Agent will apply the Investor Interest Collections for loan group [ ] in the following manner and order of priority:

     (1) as payment to the trustee for the related fee for services rendered pursuant to the pooling and servicing agreement;

     (2) as payment to the Certificate Insurer for the portion of the premium for the Policy related to loan group [ ];

     (3) as payment to Certificateholders for the interest accrued at the related certificate rate and any overdue accrued interest (with interest thereon to the extent permitted by applicable law) on the Certificate Principal Balance of the Certificates;

     (4) to pay to Certificateholders the related Investor Loss Amount for such Distribution Date;

     (5) as payment to Certificateholders for any related Investor Loss Amount for a previous distribution date that was not previously (a) funded by related Investor Interest Collections, (b) absorbed by a reduction in the related portion of the Transferor Interest, (c) funded by related Subordinated Transferor Collections as described below[, (d) previously funded by the Reserve Fund, (e) previously funded pursuant to clause (9) below] or (f) funded by draws on the Policy;

     (6) to reimburse the Certificate Insurer for prior draws made from the Policy (with interest thereon);

     (7) to pay to Certificateholders principal on the Certificates until the related portion of the Transferor Interest equals the related Required Transferor Subordinated Amount (such amount so paid, the "Accelerated Principal Distribution Amount");

     (8) in respect of any other amounts owed to the Certificate Insurer pursuant to the Insurance Agreement;

     (9)  [to pay to the other class of certificates any deficiency in items
          (3), (4) and (5) above, after taking into account the allocation of 100% of such other Class Investor Interest Collections relating to such other Class on such distribution date (the amount of one Class remaining Investor Interest Collections which is allocated with respect to the other Class on such distribution date is a "Crossover Amount");]

     (10) [to the Reserve Fund for application in accordance with the pooling and servicing agreement, to the extent that the sum of the portion of the Transferor's Interest for [both] loan groups as of such distribution date is less than the sum of the Required

          Transferor Subordinated Amounts for [both] loan groups as of such distribution date;]

     (11) as payment to the master servicer for certain amounts that may be required to be paid to the master servicer pursuant to the pooling and servicing agreement;

     (12) to pay to the Certificateholders any Basis Risk Carryforward with respect to such Certificates; and

     (13) to pay to the transferor to the extent permitted as described herein.

     Payments to Certificateholders pursuant to clause (3) will be interest payments on the Certificates. Payments to Certificateholders pursuant to clauses
(4), (5) and (7) will be principal payments on the Certificates and will therefore reduce the related Certificate Principal Balance; however, payments pursuant to clause (7) will not reduce the related Invested Amount. The Accelerated Principal Distribution Amount for a Class is not guaranteed by the Policy.

     [On each distribution date, if Investor Interest Collections with respect to a Class of Certificates, plus any Crossover Amount available from the other Class of Certificates, are insufficient to pay the amounts specified in items
(3), (4) and (5) above with respect to a Class of Certificates, the amount of such insufficiency shall be withdrawn from the Reserve Fund to the extent of funds on deposit therein.]

     [The amount on deposit in the Reserve Fund will not exceed the excess of
(x) the sum of the Required Transferor Subordinated Amounts with respect to [both] loan groups over (y) the sum of the portion of the Transferor's Interest with respect to each loan group. Amounts in the Reserve Fund may only be withdrawn therefrom and applied in accordance with the terms of the pooling and servicing agreement.]

     To the extent that Investor Interest Collections from a loan group are applied to pay the interest on the related class of Certificates, Investor Interest Collections for that loan group may be insufficient to cover related Investor Loss Amounts. If such insufficiency exists after the related Available Transferor Subordinated Amount[, the Crossover Amount and the Reserve Fund] [have each been] [has] reduced to zero and results in the related Certificate Principal Balance exceeding the related Invested Amount, a draw will be made on the Policy in accordance with the terms of the Policy.

     "Liquidation Loss Amount" means with respect to any Liquidated Mortgage Loan, the unrecovered principal balance thereof at the end of the Collection Period in which such mortgage loan became a Liquidated Mortgage Loan, after giving effect to the Net Liquidation Proceeds in connection therewith. The "Investor Loss Amount" for a loan group shall be the product of the Investor Floating Allocation Percentage for that loan group and the Liquidation Loss Amount for that loan group for such distribution date.

     A "Liquidated Mortgage Loan" means, as to any distribution date, any mortgage loan in respect of which the master servicer has determined, based on the servicing procedures specified in the pooling and servicing agreement, as of the end of the preceding Collection Period, that all Liquidation Proceeds which it expects to recover with respect to the disposition of the mortgage loan or the related mortgaged property have been recovered. The Investor Loss Amount for a loan group will be allocated to the Certificates related to that loan group.

     As to any distribution date, the "Collection Period" is the calendar month preceding each distribution date (or, in the case of the first Collection Period, the period beginning on the cut-off date and ending on the last day of [ ], 200[ ]).

     Interest will be distributed on each distribution date at the applicable certificate rate for the related Interest Period (as defined below). The "certificate rate" for the Class [ ] Certificates for a Distribution Date will generally equal a per annum rate equal to the least of:

     (a) the sum of the London Interbank offered rate for one-month United States dollar deposits ("LIBOR"), calculated as specified below, as of the second LIBOR Business Day prior to the first day of such Interest Period (or as of two LIBOR Business Days prior to the Closing Date, in the case of the first distribution date) plus [ ]%;

     (b) a per annum rate equal to the weighted average of the loan rates of the mortgage loans in loan group [ ] net of the Servicing Fee Rate, the rate at which the fee payable to the trustee is calculated, the rate at which the premium payable to the Certificate Insurer is
          calculated and, commencing with the distribution date in [    ], [ ]%
          per annum, weighted on the basis of the daily average balance of each mortgage loan included in loan group [ ], during the related billing cycle prior to the Collection Period relating to such distribution date, and

     (c)  [  ]%.

However, on any distribution date for which the certificate rate for a class of certificates has been determined pursuant to clause (b) of the preceding sentence, the excess of the amount of interest that would have accrued on those certificates during the related Interest Period had such amount been determined pursuant to clause (a) of the definition of the preceding sentence (but not at a rate in excess of [ ]% per annum) over the interest actually accrued on those certificates during such Interest Period (such excess is referred to as "Basis Risk Carryforward") will accrue interest at the certificate rate calculated pursuant to clause (a), but not to exceed clause (c) (as adjusted from time to time) and will be paid on subsequent distribution dates to the extent funds are available therefor.

     Interest on the Certificates in respect of any distribution date will accrue on the Certificate Principal Balance from the preceding distribution date (or in the case of the first distribution date, from the Closing Date) through the day preceding such distribution date (each such period, an "Interest Period") on the basis of the actual number of days in the Interest Period and a 360-day year.

     Interest payments on the Certificates will be funded from Investor Interest Collections, Subordinated Transferor Collections, [the Reserve Fund,] and, if necessary, from draws on the Policy.

     Calculation of the LIBOR Rate. On the second LIBOR business day immediately preceding each distribution date, the trustee shall determine LIBOR for the Interest Period commencing on such distribution date. LIBOR for the first Interest Period will be determined on the second LIBOR business day preceding the Closing Date. LIBOR will equal the rate for United States dollar deposits for one month which appears on the Telerate Screen Page 3750 as of 11:00 A.M., London time, on the second LIBOR business day prior to the first day of such Interest Period. "Telerate Screen Page 3750" means the display designated as page 3750 on the Bridge Telerate Service (or such other page as may replace page 3750 on that service for the purpose of displaying London interbank offered rates of major banks). If such rate does not appear on such page (or such other page as may replace that page on that service, or if such service is no longer offered, such other service for displaying LIBOR or comparable rates as may be selected by the depositor after consultation with the trustee), the rate will be the Reference Bank Rate. The "Reference Bank Rate" will be determined on the basis of the rates at which deposits in United States dollars are offered by the reference banks (which shall be three major banks that are engaged in transactions in the London interbank market, selected by the depositor after consultation with the trustee) as of 11:00 A.M., London time, on the day that is two LIBOR business days prior to the first day of such Interest Period to prime banks in the London interbank market for a period of one month in amounts approximately equal to the principal amount of the Certificates then outstanding. The trustee will request the principal London office of each of the reference banks to provide a quotation of its rate. If at least two such quotations are provided, the rate will be the arithmetic mean of the quotations. If on such date fewer than two quotations are provided as requested, the rate will be the arithmetic mean of the rates quoted by one or more major banks in New York City, selected by the depositor after consultation with the trustee, as of 11:00 A.M., New York City time, on such date for loans in United States dollars to leading European banks for a period of one month in amounts approximately equal to the principal amount of the Certificates then outstanding. If no such quotations can be obtained, the rate will be LIBOR for the preceding Interest Period. "LIBOR business day" means any day other than (a) a Saturday or a Sunday or (b) a day on which banking institutions in the State of New York or in the city of London, England are required or authorized by law to be closed.

     Transferor Collections. Collections allocable to the Transferor Interest in respect of a loan group will be distributed to the transferor only to the extent that such distribution will not reduce the amount of the portion of the Transferor Interest relating to that loan group as of the related distribution date below the applicable Minimum Transferor Interest. Amounts not distributed to the transferor because of such limitations will be retained in the Collection Account until the portion of the Transferor Interest relating to each loan group exceeds the applicable Minimum Transferor Interest, at which time such excess shall be released to the transferor. If any such amounts are still retained in the Collection Account upon the commencement of the Rapid Amortization Period, such amounts will be paid to the Certificateholders of the related class of certificates as a reduction of the related Certificate Principal Balance.

     Distributions of Principal Collections. For each loan group, the period beginning on the Closing Date and, unless a Rapid Amortization Event shall have earlier occurred, through and including the Distribution Date in [ ] (the "Managed Amortization Period"), the amount of principal collections payable to Certificateholders as of each distribution date during the Managed Amortization Period will equal, to the extent funds are available therefor, the Scheduled Principal Collections Distribution Amount for such loan group and distribution date. On any distribution date during the Managed Amortization Period, the "Scheduled Principal Collections Distribution Amount" for a loan group shall equal the lesser of the applicable Maximum Principal Payment and the applicable Alternative Principal Payment. With respect to any loan group and distribution date, the "Maximum Principal Payment" will equal the product of the Investor Fixed Allocation Percentage for that loan group and principal collections for such loan group and distribution date. With respect to any loan group and distribution date, the "Alternative Principal Payment" for that loan group will equal the amount, but not less than zero, of Principal Collections for such loan group and distribution date less the aggregate of Additional Balances created on the mortgage loans in that loan group during the related Collection Period.

     Beginning with the first distribution date following the end of the Managed Amortization Period (such period, the "Rapid Amortization Period"), the amount of principal collections payable to Certificateholders on each distribution date will be equal to the Maximum Principal Payment for that loan group.

     If on any distribution date the Required Transferor Subordinated Amount for a loan group is reduced below the then existing Available Transferor Subordinated Amount for that loan group, the amount of principal collections from the mortgage loans in that loan group payable to Certificateholders on such distribution date will be correspondingly reduced by the amount of such reduction.

     The amount of Principal Collections for a loan group to be distributed to Certificateholders on the first Distribution Date will reflect Principal Collections and Additional Balances from the mortgage loans in that loan group during the first Collection Period which is the period beginning on the cut-off
date and ending on the last day of [   ].

     Distributions of Principal Collections from the mortgage loans in a loan group based upon the related Investor Fixed Allocation Percentage may result in distributions of principal to the related Certificateholders in amounts that are greater relative to the declining balance of that loan group than would be the case if the related Investor Floating Allocation Percentage were used to determine the percentage of principal collections distributed in respect of such Invested Amount. Principal Collections from the mortgage loans in a loan group not allocated to the Certificateholders will be allocated to the portion of the Transferor Interest related to that loan group. The aggregate distributions of principal to the Certificateholders will not exceed the Original Certificate Principal Balance.

     In addition, to the extent of funds available therefor (including funds
available under the Policy), on the distribution date in [   ],
Certificateholders will be entitled to receive as a payment of principal an amount equal to the outstanding Certificate Principal Balance.

     The Paying Agent. The Paying Agent shall initially be the trustee, together with any successor thereto in such capacity (the "Paying Agent"). The Paying Agent shall have the revocable power to withdraw funds from the Collection Account for the purpose of making distributions to the Certificateholders.

Limited Subordination of Transferor Interest

     If Investor Interest Collections[, Crossover Amounts and amounts on deposit in the Reserve Fund] on any distribution date are insufficient to pay (i) accrued interest due and any overdue accrued interest (with interest thereon to the extent permitted by applicable law) on the related Certificates and (ii) the applicable Investor Loss Amount on such distribution date (such insufficiency being the "Required Amount"), a portion of the Interest Collections from the mortgage loans in that loan group and principal collections allocable to the portion of the Transferor Interest related to that loan group (but not in excess of the applicable Available Transferor Subordinated Amount) (the "Subordinated Transferor Collections") will be applied to cover the Required Amount for that loan group. The portion of the Required Amount for a loan group in respect of clause (ii) above not covered by such Subordinated Transferor Collections will be reallocated to the portion of the Transferor Interest related to that loan group, thereby reducing the Transferor Interest (up to the applicable remaining Available Transferor Subordinated Amount and not in excess of the Investor Loss Amounts for that loan group). The portion of the Required Amount not covered by the application of funds pursuant to the provisions of the preceeding sentence may then be satisfied by amounts available from the remaining Available Transferor Subordinated Amount from the other loan group. If such Investor Interest Collections for a loan group[, Crossover Amounts, amounts on deposit in the Reserve Fund] and the amount of Subordinated Transferor Collections which have been so applied to cover the applicable Required Amount are together insufficient to pay the amounts set forth in item (i) of the definition of Required Amount, then a draw will be made on the Policy to cover the amount of such shortfall. In addition, if on any distribution date on which the Available Transferor Subordinated Amount for a loan group is reduced to zero the Certificate Principal Balance for that loan group exceeds the applicable Invested Amount (after giving effect to all allocations and distributions with respect to principal to be made on the Certificates on such distribution date), a draw will be made on the Policy in the amount of such excess for such distribution date. See " -- The Policy."

     With respect to any distribution date and loan group, the "Available Transferor Subordinated Amount" shall equal the lesser of the portion of the Transferor Interest for that loan group and the related Required Transferor Subordinated Amount for such distribution date.

Rapid Amortization Events

     As described above, the Managed Amortization Period will continue through
and including the distribution date in [   ], unless a Rapid Amortization Event
occurs prior to such date. "Rapid Amortization Event" refers to any of the following events:

     (a) the failure on the part of the seller to make a payment or deposit required under the pooling and servicing agreement within three business days after the date such payment or deposit is required to be made, to record assignments of mortgage loans when required pursuant to the pooling and servicing agreement or to observe or perform in any material respect any other covenants or agreements of the seller set forth in the pooling and servicing agreement, which failure materially and adversely affects the interests of the Certificateholders, the Certificate Insurer [or any other third party credit enhancer] and, with certain exceptions, continues unremedied for a period of 60 days after written notice;

     (b) any representation or warranty made by the seller or the depositor in the pooling and servicing agreement proves to have been incorrect in any material respect when made and continues to be incorrect in any material respect for a period of 60 days after written notice and as a result of which the interests of the Certificateholders, the Certificate Insurer [or any other third party credit enhancer] are materially and adversely affected; provided, however, that a Rapid Amortization Event shall not be deemed to occur if the seller has purchased or made a substitution for the related mortgage loan or mortgage loans if applicable during such period (or within an additional 60 days with the consent of the trustee) in accordance with the provisions of the pooling and servicing agreement;

     (c) the occurrence of certain events of bankruptcy, insolvency or receivership relating to the transferor;

     (d) the trust fund becomes subject to regulation by the Securities and Exchange Commission as an investment company within the meaning of the Investment Company Act of 1940, as amended; or

     (e) the aggregate of all draws under the Policy [or amounts paid pursuant to third party credit enhancement for loan group [ ]] incurred during the Managed Amortization Period exceeds [1]% of the Original Invested Amount.

     In the case of any event described in clause (a) or (b), a Rapid Amortization Event will be deemed to have occurred only if, after the applicable grace period, if any, described in such clauses, either the trustee or Certificateholders holding Certificates evidencing more than 51% of the aggregate principal amount of the Certificates, the Certificate Insurer (so long as there is no default by the Certificate Insurer in the performance of its obligations under the Policy) [or any other third party credit enhancer], by written notice to the transferor, the depositor and the master servicer (and to the trustee, if given by the Certificate Insurer, [any other third party credit enhancer] or the Certificateholders) declare that a Rapid Amortization Event has occurred as of the date of such notice. In the case of any event described in clause (c), (d) or (e), a Rapid Amortization Event will be deemed to have occurred without any notice or other action on the part of the trustee, the Certificate Insurer or the Certificateholders immediately upon the occurrence of such event.

     Notwithstanding the foregoing, if a conservator, receiver or trustee-in-bankruptcy is appointed for the transferor and no Rapid Amortization Event exists other than such conservatorship, receivership or insolvency of the transferor, the conservator, receiver or trustee-in-bankruptcy may have the power to prevent the commencement of the Rapid Amortization Period.

The Policy

     [On or before the Closing Date, the Policy will be issued by the Certificate Insurer pursuant to the provisions of the pooling and servicing agreement and the Insurance and Indemnity Agreement (the "Insurance Agreement") to be dated as of the Closing Date, among the seller, the depositor, the master servicer, the trustee and the Certificate Insurer.

     The Policy will irrevocably and unconditionally guarantee payment on each distribution date to the trustee for the benefit of the Certificateholders of each class of Certificates the full and complete payment of Insured Amounts with respect to the related Certificates for such distribution date. An "Insured Amount" shall equal with respect to each class of Certificates as of any distribution date any shortfall in amounts available in the Collection Account to pay (a) (i) the Guaranteed Principal Distribution Amount (as defined herein) with respect to the related Certificates for such distribution date and (ii) accrued and unpaid interest due on the related Certificates (together, the "Guaranteed Distributions"), with such Guaranteed Distributions having been calculated in accordance with the original terms of the Certificates or the pooling and servicing agreement after giving effect to amendments or modifications to which the Certificate Insurer has given its prior written consent and (b) any Preference Amount (as defined herein) which occurs prior to the related determination date. The effect of the Policy is to guarantee the timely payment of interest on, and the ultimate payment of the principal amount of, all of the Certificates. The Policy does not cover any Basis Risk Carry forward.

     The "Guaranteed Principal Distribution Amount" for any Class of
Certificates and distribution date (other than the distribution date in [   ] on
which the sum of the Available Transferor Subordinated Amounts for [both] loan groups and the Reserve Fund has been reduced to or equals zero, shall be the amount, if any, by which the Certificate Principal Balance of such Class of Certificates (after giving effect to all other amounts distributable and allocable to principal on the Certificates) exceeds the related Invested Amount as of such distribution date (after giving effect to all other amounts distributable and allocable to principal on the Certificates for such
distribution date) and on the distribution date in [   ] (after giving effect to
all other amounts distributable and allocable to principal on such distribution date) any amount necessary to pay the outstanding Certificate Principal Balance.

     A "Preference Amount" means any amount previously distributed to a Certificateholder that is recoverable and recovered as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code, as amended from time to time, in accordance with a final nonappealable order of a court having competent jurisdiction.

     Payment of claims on the Policy will be made by the Certificate Insurer following Receipt by the Certificate Insurer of the appropriate notice for payment (and any other required documentation) on the later to occur of (i) 12:00 noon, New York City time, on the second Business Day following Receipt of such notice for payment and (ii) 12:00 noon, New York City time, on the relevant Distribution Date.

     The terms "Receipt" and "Received", with respect to the Policy, mean actual delivery to the Certificate Insurer prior to 12:00 noon, New York City time, on a business day; delivery either on a day that is not a business day or after 12:00 noon, New York City time, shall be deemed to be Received on the next succeeding business day. If any notice or certificate given under the Policy by the trustee is not in proper form or is not properly completed, executed or delivered, it shall be deemed not to have been Received, and the Certificate Insurer shall promptly so advise the trustee and the trustee may submit an amended notice.

     Under the Policy, "business day" means any day other than (i) a Saturday or Sunday or (ii) a day on which banking institutions in the states of New York, California or Illinois or the city in which the corporate trust office of the trustee or the Certificate Insurer is located, are authorized or obligated by law or executive order to be closed.

     The Certificate Insurer's obligations under the Policy in respect of Insured Amounts shall be discharged to the extent funds are transferred to the trustee as provided in the Policy, whether or not such funds are properly applied by the trustee.

     The Certificate Insurer shall be subrogated to the rights of each Certificateholder to receive payments of principal and interest, as applicable, with respect to distributions on the Certificates to the extent of any payment by the Certificate Insurer under the Policy. To the extent the Certificate Insurer pays Insured Amounts, either directly or indirectly (as by paying through the Trustee), to the Certificateholders, the Certificate Insurer will be subrogated to the rights of the Certificateholders, as applicable, with respect to such Insured Amounts and shall be deemed to the extent of the payments so made to be a registered Certificateholder for purposes of payment.

     The terms of the Policy cannot be modified, altered or affected by any other agreement or instrument, or by the merger, consolidation or dissolution of the seller. The Policy by its terms may not be cancelled or revoked. The Policy is governed by the laws of the State of New York.

     Insured Amounts shall be paid only at the time set forth in the Policy and no accelerated Insured Amounts shall be paid regardless of any acceleration of the Certificates, unless such acceleration is at the sole option of the Certificate Insurer. The Policy does not cover shortfalls, if any, attributable to the liability of the trust fund or the trustee for withholding taxes, if any (including interest and penalties in respect of any such liability).

     Capitalized terms used in the Policy and not otherwise defined in the Policy shall have the respective meanings set forth in the pooling and servicing agreement as of the date of execution of the Policy, without giving effect to any subsequent amendment or modification to the pooling and servicing agreement unless such amendment or modification has been approved in writing by the Certificate Insurer.

     Pursuant to the terms of the pooling and servicing agreement, unless a Certificate Insurer default exists, the Certificate Insurer shall be deemed to be the Holder of the Certificates for certain purposes (other than with respect to payment on the Certificates), will be entitled to exercise all rights of the Certificateholders thereunder without the consent of such Holders, and the Holders of the Certificates may exercise such rights only with the prior written consent of the Certificate Insurer. In addition, the Certificate Insurer will have certain additional rights as a third party beneficiary to the pooling and servicing agreement.]

The Certificate Insurer

     The following information set forth in this section has been provided by [Certificate Insurer] (the "Certificate Insurer"). Accordingly, none of the depositor, the seller and master servicer[, any third party credit enhancer] or the underwriter makes any representation as to the accuracy and completeness of such information.

     [Description of Certificate Insurer, including Financial Information]

Reports to Certificateholders

     Concurrently with each distribution to the Certificateholders, the master servicer will forward to the trustee for mailing to such Certificateholder a statement setting forth among other items:

     (i) the Investor Floating Allocation Percentage for each loan group for the preceding Collection Period;

     (ii) the amount being distributed to each class of certificates;

     (iii) the amount of interest included in such distribution and the related certificate rate for each class of certificates;

     (iv) the amount, if any, of overdue accrued interest for a class of certificates included in such distribution (and the amount of interest thereon to the extent permitted by applicable law);

     (v) the amount, if any, of the remaining overdue accrued interest for a class of certificates after giving effect to such distribution;

     (vi)   the amount, if any, of principal included in such distribution;

     (vii) the amount, if any, of the reimbursement of previous Investor Loss Amounts for a class of certificates included in such distribution,

     (viii) the amount, if any, of Basis Risk Carryforward for a class of certificates paid and the amount, if any, of Basis Risk Carryforward accrued;

     (ix) the amount, if any, of the aggregate unreimbursed Investor Loss Amounts for a class of certificates after giving effect to such distribution;

     (x)    the Servicing Fee for such distribution date;

     (xi) [for each class of certificates:] the Invested Amount, the Certificate Principal Balance and the Pool Factor, each after giving effect to such distribution;

     (xii) the loan group balance of each loan group as of the end of the preceding Collection Period;

     (xiii) the number and aggregate principal balances of the mortgage loans in each loan group as to which the minimum monthly payment is delinquent for 30-59 days, 60-89 days and 90 or more days, respectively, as of the end of the preceding Collection Period;

     (xiv) the book value of any real estate in each loan group which is acquired by the trust fund through foreclosure or grant of deed in lieu of foreclosure;

     (xv)   the amount of any draws on the Policy [or payments under third party
            credit enhancement for loan group [   ]];

     (xvi) [the amount on deposit in the Reserve Fund on the preceding distribution date, after giving effect to all distributions made on that date, the amount withdrawn from the Reserve Fund with respect to this distribution date, and the amount remaining on deposit in the Reserve Fund;] and

     (xvii) with respect to the first and second distribution dates, the number and aggregate balance of any mortgage loans in [either] loan group not delivered to the trustee within 30 days after the Closing Date.

     In the case of information furnished pursuant to clauses (iii), (iv), (v),
(vi), (vii) and (viii) above, the amounts shall be expressed as a dollar amount per $[1,000] increment of Certificates.

     Within 60 days after the end of each calendar year commencing in 200[_], the master servicer will be required to forward to the Trustee a statement containing the information set forth in clauses (iii) and (vi) above aggregated for such calendar year.

Collection and Other Servicing Procedures on Mortgage Loans

     The master servicer will make reasonable efforts to collect all payments called for under the mortgage loans and will, consistent with the pooling and servicing agreement, follow such collection procedures as it follows from time to time with respect to the home equity loans in its servicing portfolio comparable to the mortgage loans. Consistent with the above, the master servicer may in its discretion waive any late payment charge or any assumption or other fee or charge that may be collected in the ordinary course of servicing the mortgage loans.

     With respect to the mortgage loans, the master servicer may arrange with a borrower a schedule for the payment of interest due and unpaid for a period, provided that any such arrangement is consistent with the master servicer's policies with respect to the mortgage loans it owns or services. In accordance with the terms of the pooling and servicing agreement, the master servicer may consent under certain circumstances to the placing of a subsequent senior lien in respect of a mortgage loan.

Hazard Insurance

     The pooling and servicing agreement provides that the master servicer maintain certain hazard insurance on the mortgaged properties relating to the mortgage loans. While the terms of the related credit line agreements generally require borrowers to maintain certain hazard insurance, the master servicer will not monitor the maintenance of such insurance.

     The pooling and servicing agreement requires the master servicer to maintain for any mortgaged property relating to a mortgage loan acquired upon foreclosure of a mortgage loan, or by deed in lieu of such foreclosure, hazard insurance with extended coverage in an amount equal to the lesser of the maximum insurable value of such mortgaged property or the outstanding balance of such mortgage loan plus the outstanding balance on any mortgage loan senior to such mortgage loan at the time of foreclosure or deed in lieu of foreclosure, plus accrued interest and the master servicer's good faith estimate of the related liquidation expenses to be incurred in connection therewith.

     The pooling and servicing agreement provides that the master servicer may satisfy its obligation to cause hazard policies to be maintained by maintaining a blanket policy insuring against losses on such mortgaged properties. If such blanket policy contains a deductible clause, the master servicer will be obligated to deposit in the Collection Account the sums which would have been deposited therein but for such clause. The master servicer will satisfy these requirements by maintaining a blanket policy. As set forth above, all amounts collected by the master servicer (net of any reimbursements to the master servicer) under any hazard policy (except for amounts to be applied to the restoration or repair of the mortgaged property) will ultimately be deposited in the Collection Account.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm and hail, and the like, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies relating to the mortgage loans will be underwritten by different insurers and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by state laws and most of such policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive or an exact description of the insurance policies relating to the mortgaged properties.

Realization upon Defaulted Mortgage Loans

     The master servicer will foreclose upon or otherwise comparably convert to ownership mortgaged properties securing such of the mortgage loans as come into default when, in accordance with applicable servicing procedures under the pooling and servicing agreement, no satisfactory arrangements can be made for the collection of delinquent payments. In connection with such foreclosure or other conversion, the master servicer will follow such practices as it deems necessary or advisable and as are in keeping with its general mortgage servicing activities, provided the master servicer will not be required to expend its own funds in connection with foreclosure or other conversion, correction of default on a related senior mortgage loan or restoration of any property unless, in its sole judgment, such foreclosure, correction or restoration will increase net liquidation proceeds. The master servicer will be reimbursed out of liquidation proceeds and, if necessary, from other collections on or in respect of the mortgage loans, for advances of its own funds as liquidation expenses before any net liquidation proceeds are distributed to Certificateholders or the transferor.

Optional Purchase of Defaulted Loan

     The master servicer may, at its option, purchase from the trust fund any mortgage loan which is delinquent in payment for 91 days or more. Any such purchase shall be at a price equal to 100% of the principal balance of such mortgage loan plus accrued interest thereon at the applicable loan rate from the date through which interest was last paid by the related mortgagor to the first day of the month in which such amount is to be distributed to Certificateholders.

Servicing Compensation and Payment of Expenses

     With respect to each Collection Period, the master servicer will receive from interest received on the mortgage loans a portion of such interest
collections as a monthly Servicing Fee in the amount equal to [   ]% per annum
("Servicing Fee Rate") on the aggregate principal balances of the mortgage loans as of the first day of the related Collection Period. All assumption fees, late payment charges and other fees and charges, to the extent collected from borrowers, will be retained by the master servicer as additional servicing compensation.

     The master servicer will pay certain ongoing expenses associated with the trust fund and incurred by it in connection with its responsibilities under the pooling and servicing agreement. In addition, the master servicer will be entitled to reimbursement for certain expenses incurred by it in connection with defaulted mortgage loans and in connection with the restoration of mortgaged properties, such right of reimbursement being prior to the rights of Certificateholders to receive any related net liquidation proceeds and, if necessary, other collections on or in respect of the mortgage loans.

Evidence as to Compliance

     The pooling and servicing agreement provides for delivery on or before [May 31] in each year, beginning [May 31, [200[_]], to the trustee of an annual statement signed by an officer of the master servicer to the effect that the master servicer has fulfilled its material obligations under the pooling and servicing agreement throughout the preceding fiscal year, except as specified in such statement.

     On or before [May 31] of each year, beginning [May 31, [200[_]], the master servicer will furnish a report prepared by a firm of nationally recognized independent public accountants (who may also render other services to the master servicer or the transferor) to the trustee, the Certificate Insurer[, any other third party credit enhancer] and the Rating Agencies to the effect that such firm has examined certain documents and the records relating to servicing of the mortgage loans under the pooling and servicing agreement and that, on the basis of such examination, such firm believes that such servicing was conducted in compliance with the pooling and servicing agreement except for (a) such exceptions as such firm believes to be immaterial and (b) such other exceptions as shall be set forth in such report.

Certain Matters Regarding the Master Servicer and the Transferor

     The pooling and servicing agreement provides that the master servicer may not resign from its obligations and duties thereunder, except in connection with a permitted transfer of servicing, unless

     (a) such duties and obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities of a type and nature presently carried on by it or its affiliate or

     (b)  upon the satisfaction of the following conditions:

          . the master servicer has proposed a successor servicer to the trustee in writing and such proposed successor servicer is reasonably acceptable to the trustee;

          . the Rating Agencies have confirmed to the trustee that the appointment of such proposed successor servicer as the master servicer will not result in the reduction or withdrawal of the then current rating of the certificates without regard to the Policy [or any other third party credit enhancement]; and

          . such proposed successor servicer is reasonably acceptable to the Certificate Insurer.

     No such resignation will become effective until the trustee or a successor servicer has assumed the master servicer's obligations and duties under the pooling and servicing agreement.

     The master servicer may perform any of its duties and obligations under the pooling and servicing agreement through one or more subservicers or delegates, which may be affiliates of the master servicer. Notwithstanding any such arrangement, the master servicer will remain liable and obligated to the trustee and the Certificateholders for the master servicer's duties and obligations under the pooling and servicing agreement, without any diminution of such duties and obligations and as if the master servicer itself were performing such duties and obligations.

     The pooling and servicing agreement provides that the master servicer will indemnify the trust fund and the trustee from and against any loss, liability, expense, damage or injury suffered or sustained as a result of the master servicer's actions or omissions in connection with the servicing and administration of the mortgage loans which are not in accordance with the provisions of the pooling and servicing agreement. Under the pooling and servicing agreement, the transferor will indemnify an injured party for the entire amount of any losses, claims, damages or liabilities arising out of or based on the pooling and servicing agreement to the extent described therein (other than losses resulting from defaults under the mortgage loans). In the event of an Event of Servicing Termination (as defined below) resulting in the assumption of servicing obligations by a successor master servicer, the successor master servicer will indemnify the transferor for any losses, claims, damages and liabilities of the transferor as described in this paragraph arising from the successor master servicer's actions or omissions. The pooling and servicing agreement provides that neither the depositor, the transferor nor the master servicer nor their directors, officers, employees or agents will be under any other liability to the trust fund, the trustee, the Certificateholders or any other person for any action taken or for refraining from taking any action pursuant to the pooling and servicing agreement. However, neither the depositor, the transferor nor the master servicer will be protected against any liability which would otherwise be imposed by reason of willful misconduct, bad faith or gross negligence of the depositor, the transferor or the master servicer in the performance of its duties under the pooling and servicing agreement or by reason of reckless disregard of its obligations thereunder. In addition, the pooling and servicing agreement provides that the master servicer will not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its servicing responsibilities under the pooling and servicing agreement and which in its opinion may expose it to any expense or liability. The master servicer may, in its sole discretion, undertake any such legal action which it may deem necessary or desirable with respect to the pooling and servicing agreement and the rights and duties of the parties thereto and the interest of the Certificateholders thereunder.

     Any corporation into which the master servicer may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the master servicer shall be a party, or any corporation succeeding to the business of the master servicer shall be the successor of the master servicer under the pooling and servicing agreement, without the execution or filing of any paper or any further act on the part of any of the parties thereto, anything in the pooling and servicing agreement to the contrary notwithstanding.

Events of Servicing Termination

     "Events of Servicing Termination" will consist of:

     (i) any failure by the master servicer to deposit in the Collection Account any deposit required to be made under the pooling and servicing agreement, which failure continues unremedied for five business days (or, if the master servicer is permitted to remit collections in respect of the mortgage loans to the Collection Account on a monthly basis as described under " -- Payments on Mortgage Loans; Deposits to Collection Account," three business days) after the giving of written notice of such failure to the master servicer by the trustee, or to the master servicer and the trustee by the Certificate Insurer or Certificateholders evidencing an aggregate undivided interest in the Trust Fund of at least 25% of the aggregate Certificate Principal Balance;

     (ii) any failure by the master servicer duly to observe or perform in any material respect any other of its covenants or agreements in the Certificates or the pooling and servicing agreement which, in each case, materially and adversely affects the interests of the Certificateholders[, any other third party credit enhancer] or the Certificate Insurer and continues unremedied for 60 days after the giving of written notice of such failure to the master servicer by the trustee, or to the master servicer and the trustee by the Certificate Insurer[, any other third party credit enhancer] or Certificateholders evidencing an aggregate, undivided interest in the trust fund of at least 25% of the aggregate Certificate Principal Balance; or

     (iii) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings relating to the master servicer and certain actions by the master servicer indicating insolvency, reorganization or inability to pay its obligations. Under certain other circumstances, the Certificate Insurer or the holders of Certificates evidencing an aggregate, undivided interest in the trust fund of at least 51% of the aggregate Certificate Principal Balance may deliver written notice to the master servicer terminating all the rights and obligations of the master servicer under the pooling and servicing agreement.

     Notwithstanding the foregoing, a delay in or failure of performance referred to under clause (i) above for a period of five or more business days or referred to under clause (ii) above for a period of 60 or more days, shall not constitute an Event of Servicing Termination if such delay or failure could not be prevented by the exercise of reasonable diligence by the master servicer and such delay or failure was caused by an act of God or other similar occurrence. Upon the occurrence of any such event the master servicer shall not be relieved from using its best efforts to perform its obligations in a timely manner in accordance with the terms of the pooling and servicing agreement and the master servicer shall provide the trustee, the depositor, the transferor, the Certificate Insurer[, any other third party credit enhancer] and the Certificateholders prompt notice of such failure or delay by it, together with a description of its efforts to so perform its obligations.

Rights upon an Event of Servicing Termination

     So long as an Event of Servicing Termination remains unremedied, either the trustee, or Certificateholders evidencing an aggregate undivided interest in the trust fund of at least 51% of the aggregate Certificate Principal Balance (with the consent of the Certificate Insurer) or the Certificate Insurer, may terminate all of the rights and obligations of the master servicer under the pooling and servicing agreement, whereupon the trustee will succeed to all the responsibilities, duties and liabilities of the master servicer under the pooling and servicing agreement and will be entitled to similar compensation arrangements. In the event that the trustee would be obligated to succeed the master servicer but is unwilling or unable so to act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a housing and home finance institution or other mortgage loan or home equity loan servicer with all licenses and permits required to perform its obligations under the
pooling and servicing agreement and having a net worth of at least $[   ] and
acceptable to the Certificate Insurer to act as successor to the master servicer under the pooling and servicing agreement. Pending such appointment, the trustee will be obligated to act in such capacity unless prohibited by law. Such successor will be entitled to receive the same compensation that the master servicer would otherwise have received (or such lesser compensation as the trustee and such successor may agree upon). A receiver or conservator for the master servicer may be empowered to prevent the termination and replacement of the master servicer where the Event of Servicing Termination that has occurred is an Insolvency Event.

Amendment

     The pooling and servicing agreement may be amended from time to time by the seller, the master servicer, the depositor and the trustee and with the consent of the Certificate Insurer, but without the consent of the Certificateholders, to cure any ambiguity, to correct any defective provision or to correct or supplement any provisions therein which may be inconsistent with any other provisions of the pooling and servicing agreement, to add to the duties of the depositor, the seller, the transferor or the master servicer, to add or amend any provisions of the pooling and servicing agreement as required by the Rating Agencies in order to maintain or improve any rating of the Certificates (it being understood that, after obtaining the ratings in effect on the Closing Date, neither the transferor, the seller, the depositor, the trustee nor the master servicer is obligated to obtain, maintain, or improve any such rating), to add any other provisions with respect to matters or questions arising under the pooling and servicing agreement or the Policy which shall not be inconsistent with the provisions of the pooling and servicing agreement [or any other third party credit enhancement], to comply with any requirement imposed by the Code (as defined herein) or to increase the limits set forth in the pooling and servicing agreement as to the amount of senior liens which the master servicer may consent to, provided that such action will not, as evidenced by an opinion of counsel, materially and adversely affect the interests of any Certificateholder, the Certificate Insurer [or any other third party credit enhancer]; provided, that any such amendment will not be deemed to materially and adversely affect the Certificateholders and no such opinion will be required to be delivered if the person requesting such amendment obtains a letter from the Rating Agencies stating that such amendment would not result in a downgrading of the then current rating of the Certificates without regard to the Policy [or any other third party credit enhancement].

     The pooling and servicing agreement may also be amended from time to time by the seller, the master servicer, the depositor, and the trustee, and the master servicer and the

Certificate Insurer may from time to time consent to the amendment of the Policy, with the consent of Certificateholders with certificates evidencing at least 51% of the Certificate Principal Balance of the affected class and the Certificate Insurer for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the pooling and servicing agreement or of modifying in any manner the rights of the Certificateholders, provided that no such amendment will

     . reduce in any manner the amount of, or delay the timing of, payments on the Certificates or distributions or payments under the Policy which are required to be made on any Certificate without the consent of the Holder of such Certificate,

     . reduce the aforesaid percentage required to consent to any such amendment, without the consent of the Holders of all Certificates then outstanding or

     . adversely affect in any material respect the interests of the Certificate Insurer [or any other third party credit enhancer].

Termination; Retirement of the Certificates

     The trust fund will terminate on the distribution date following the later of

     (A) payment in full of all amounts owing to the Certificate Insurer [and any other third party credit enhancer] and

     (B)  the earliest of

          . the distribution date on which the Certificate Principal Balance of each class of certificates has been reduced to zero;

          . the final payment or other liquidation of the last mortgage loan in the trust fund;

          . the optional transfer to the transferor of the mortgage loans, as described below; and

          .    the distribution date in [    ].

     The mortgage loans will be subject to optional transfer to the transferor on any distribution date on or after which the aggregate Certificate Principal Balance [of both classes of certificates] is reduced to an amount less than or equal to [10]% of the aggregate Original Certificate Principal Balance [for both classes of certificates] and all amounts due and owing to the Certificate Insurer [and any other third party credit enhancer] including any unreimbursed draws on the Policy [and unreimbursed payments under other third party credit enhancement], together with interest thereon, as provided under the Insurance Agreement, have been paid. The transfer price will be equal to the sum of the outstanding Certificate Principal Balance of each class of certificates plus accrued and unpaid interest thereon at the applicable Certificate Rate through the day preceding the final distribution date and an amount equal to any Basis Risk Carryforward for each class of certificates plus accrued and unpaid interest thereon.

     In no event, however, will the trust fund created by the pooling and servicing agreement continue for more than 21 years after the death of certain individuals named in the pooling and servicing agreement. Written notice of termination of the pooling and servicing agreement will be given to each certificateholder, and the final distribution will be made only upon surrender and cancellation of the certificates at an office or agency appointed by the trustee which will be specified in the notice of termination.

     [In addition, Certificates must be prepaid and redeemed in part with any
funds remaining in the relevant prefunding account on [     ] after the
purchase of any Additional Home Equity Loans on that day.]

The Trustee

     [Name of trustee], a [national] banking association with its principal place of business in [State], has been named trustee pursuant to the pooling and servicing agreement.

     The commercial bank or trust company serving as trustee may own Certificates and have normal banking relationships with the depositor, the master servicer, the seller and the Certificate Insurer and/or their affiliates.

     The trustee may resign at any time, in which event the depositor will be obligated to appoint a successor trustee, as approved by the Certificate Insurer. The depositor may also remove the trustee if the trustee ceases to be eligible to continue as such under the pooling and servicing agreement or if the trustee becomes insolvent. Upon becoming aware of such circumstances, the depositor will be obligated to appoint a successor trustee, as approved by the Certificate Insurer. Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

     No holder of a Certificate will have any right under the pooling and servicing agreement to institute any proceeding with respect to the pooling and servicing agreement unless such holder previously has given to the trustee written notice of default and unless Certificateholders evidencing an aggregate, undivided interest in the trust fund of at least 51% of the aggregate Certificate Principal Balance have made written requests upon the trustee to institute such proceeding in its own name as trustee thereunder and have offered to the trustee reasonable indemnity and the trustee for 60 days has neglected or refused to institute any such proceeding. The trustee will be under no obligation to exercise any of the trusts or powers vested in it by the pooling and servicing agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the Certificateholders, unless such Certificateholders have offered to the trustee reasonable security or indemnity against the cost, expenses and liabilities which may be incurred therein or thereby.

Certain Activities

     The Trust Fund will not borrow money, make loans, invest in securities for the purpose of exercising control, underwrite securities, except as provided in the pooling and servicing agreement, engage in the purchase and sale (or turnover) of investments, offer securities in exchange for property (except the Certificates for the mortgage loans), or repurchase or otherwise reacquire its securities. See " -- Evidence as to Compliance" above for information regarding reports as to the compliance by the master servicer with the terms of the pooling and servicing agreement.

                     DESCRIPTION OF THE PURCHASE AGREEMENT

     The mortgage loans to be transferred to the trust fund by the depositor will be purchased by the depositor from the seller pursuant to a purchase agreement (the "Purchase Agreement") to be entered into between the depositor, as purchaser of the mortgage loans, and the seller, as transferor of the mortgage loans. Under the Purchase Agreement, the seller will agree to transfer the mortgage loans and related Additional Balances to the depositor. Pursuant to the pooling and servicing agreement, the mortgage loans will be immediately transferred by the depositor to the trust fund, and the depositor will assign its rights in, to and under the Purchase Agreement to the trust fund. The following is a description of the material provisions of the Purchase Agreement.

Transfers of Mortgage Loans

     Pursuant to the Purchase Agreement, the seller will transfer and assign to the depositor, all of its interest in the mortgage loans [(including any Additional Home Equity Loans)] and all of the Additional Balances thereafter created. The purchase price of the mortgage loans is a specified percentage of the face amount thereof as of the time of transfer and is payable by the depositor in cash. The purchase price of each Additional Balance comprising the principal balance of a mortgage loan is the amount of such Additional Balance.

Representations and Warranties

     The seller will represent and warrant to the depositor that, among other things, as of the Closing Date, it is duly organized and in good standing and that it has the authority to consummate the transactions contemplated by the Purchase Agreement. The seller will also represent and warrant to the depositor that, among other things, immediately prior to the sale of the mortgage loans to the depositor, the seller was the sole owner and holder of the mortgage loans free and clear of any and all liens and security interests. The seller will make similar representations and warranties in the pooling and servicing agreement. The seller will also represent and warrant to the depositor that, among other things, as of the Closing Date, (a) the Purchase Agreement constitutes a legal, valid and binding obligation of the seller and (b) the Purchase Agreement constitutes a valid sale to the depositor of all right, title and interest of the seller in and to the mortgage loans and the proceeds thereof.

Assignment to Trust Fund

     The seller will expressly acknowledge and consent to the depositor's transfer of its rights relating to the mortgage loans under the pooling and servicing agreement to the trust fund. The seller also will agree to perform its obligations under the Purchase Agreement for the benefit of the trust fund.

Termination

     The Purchase Agreement will terminate upon the termination of the trust fund.

                                USE OF PROCEEDS

     The net proceeds to be received from the sale of the Class [ ] Certificates will be applied by the depositor towards the purchase of the initial loan group [ ] mortgage loans [and the deposit to the Prefunding Account].

                   MATERIAL FEDERAL INCOME TAX CONSEQUENCES

General

     The following discussion, which summarizes the material U.S. federal income tax aspects of the purchase, ownership and disposition of the Certificates, is based on the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury Regulations thereunder, and published rulings and court decisions in effect as of the date hereof, all of which are subject to change, possibly retroactively. This discussion does not address every aspect of the U.S. federal income tax laws which may be relevant to Certificate Owners in light of their personal investment circumstances or to certain types of Certificate Owners subject to special treatment under the U.S. federal income tax laws (for example, banks and life insurance companies). Accordingly, investors should consult their tax advisors regarding U.S. federal, state, local, foreign and any other tax consequences to them of investing in the Certificates.

Characterization of the Certificates as Indebtedness

     Based on the application of existing law to the facts as set forth in the pooling and servicing agreement and other relevant documents and assuming compliance with the terms of the pooling and servicing agreement as in effect on the date of issuance of the Certificates, Andrews & Kurth L.L.P., special tax counsel to the depositor ("Tax Counsel"), is of the opinion that the Certificates will be treated as debt instruments for federal income tax purposes as of such date. Accordingly, upon issuance, the Certificates will be treated as "Debt Securities" as described in the Prospectus. Furthermore, special tax counsel to the depositor is of the opinion that neither the trust fund nor any portion of the trust fund will be treated as either an association or a publicly traded partnership taxable as a corporation or as a taxable mortgage pool. See "Material Federal Income Tax Consequences" in the Prospectus.

     The transferor and the Certificateholders express in the pooling and servicing agreement their intent that, for applicable tax purposes, the Certificates will be indebtedness secured by the mortgage loans. The transferor, the depositor and the Certificateholders, by accepting the Certificates, and each Certificate Owner by its acquisition of a beneficial interest in a Certificate, have agreed to treat the Certificates as indebtedness for U.S. federal income tax purposes. However, because different criteria are used to determine the non-tax accounting characterization of the transaction, the Transferor intends to treat this transaction as a sale of an interest in the principal balances of the mortgage loans for financial accounting purposes.

     In general, whether for U.S. federal income tax purposes a transaction constitutes a sale of property or a loan, the repayment of which is secured by property, is a question of fact, the resolution of which is based upon the economic substance of the transaction rather than its form or the manner in which it is labeled. While the Internal Revenue Service and the courts have set forth several factors to be taken into account in determining whether the substance of a transaction is a sale of property or a secured loan, the primary factor in making this determination is whether the transferee has assumed the risk of loss or other economic burdens relating to the property and has obtained the benefits of ownership thereof. Tax Counsel has analyzed and relied on several factors in reaching its opinion that the weight of the benefits and burdens of ownership of the mortgage loans has been retained by the transferor and has not been transferred to the Certificate Owners.

     In some instances, courts have held that a taxpayer is bound by the particular form it has chosen for a transaction, even if the substance of the transaction does not accord with its form. Tax Counsel has advised that the rationale of those cases will not apply to this transaction, because the form of the transaction as reflected in the operative provisions of the documents either accords with the characterization of the Certificates as debt or otherwise makes the rationale of those cases inapplicable to this situation.

Taxation of Interest Income of Certificate Owners

     Assuming that the Certificate Owners are holders of debt obligations for U.S. federal income tax purposes, the Certificates generally will be taxable as Debt Securities. See "Material Federal Income Tax Consequences" in the Prospectus.

     While it is not anticipated that the Certificates will be issued at a greater than de minimis discount, under Treasury regulations (the "OID Regulations") it is possible that the Certificates could nevertheless be deemed to have been issued with original issue discount ("OID") if the interest were not treated as "unconditionally payable" under the OID Regulations. If such regulations were to apply, all of the taxable income to be recognized with respect to the Certificates would be includible in income of Certificate Owners as OID, but would not be includible again when the interest is actually received. See "Material Federal Income Tax Consequences -- Taxation of Debt Securities; Interest and Acquisition Discount" in the Prospectus for a discussion of the application of the OID rules if the Certificates are in fact issued at a greater than de minimis discount or are treated as having been issued with OID under the OID Regulations. For purposes of calculating OID, it is likely that the Certificates will be treated as Pay-Through Securities.

Possible Classification of the Certificates as a Partnership or Association Taxable as a Corporation

     The opinion of Tax Counsel is not binding on the courts or the IRS. It is possible that the IRS could assert that, for purposes of the Code, the transaction contemplated by this Prospectus Supplement and the accompanying Prospectus with respect to the Certificates constitutes a sale of the mortgage loans (or an interest therein) to the Certificate Owners and that the proper classification of the legal relationship between the transferor and the Certificate Owners resulting from this transaction is that of a partnership, a publicly traded partnership treated as a corporation, or an association taxable as a corporation. Since Tax Counsel has advised that the Certificates will be treated as indebtedness in the hands of the Certificateholders for U.S. federal income tax purposes, the transferor will not attempt to comply with U.S. federal income tax reporting requirements applicable to partnerships or corporations.

     If it were determined that this transaction created an entity classified as a corporation (including a publicly traded partnership taxable as a corporation), the trust fund would be subject to U.S. federal income tax at corporate income tax rates on the income it derives from the mortgage loans, which would reduce the amounts available for distribution to the Certificate Owners. Cash distributions to the Certificate Owners generally would be treated as dividends for tax purposes to the extent of such corporation's earnings and profits.

     If the transaction were treated as creating a partnership between the Certificate Owners and the transferor, the partnership itself would not be subject to U.S. federal income tax (unless it were to be characterized as a publicly traded partnership taxable as a corporation); rather, the transferor and each Certificate Owner would be taxed individually on their respective distributive shares of the partnership's income, gain, loss, deductions and credits. The amount and timing of items of income and deductions of the Certificate Owner could differ if the Certificates were held to constitute partnership interests rather than indebtedness. Assuming that all of the provisions of the pooling and servicing agreement, as in effect on the date of the issuance, are complied with, it is the opinion of Tax Counsel that the trust fund will not be treated as either an association or a partnership taxable as a corporation or as a taxable mortgage pool.

Possible Classification as a Taxable Mortgage Pool

     In relevant part, Section 7701(i) of the Code provides that any entity (or a portion of an entity) that is a "taxable mortgage pool" will be classified as a taxable corporation and will not be permitted to file a consolidated U.S. federal income tax return with another corporation. Any entity (or a portion of any entity) will be a taxable mortgage pool if (i) substantially all of its assets consist of debt instruments, more than 50% of which are real estate mortgages, (ii) the entity is the obligor under debt obligations with two or more maturities, and (iii) under the terms of the entity's debt obligations (or an underlying arrangement), payments on such debt obligations bear a relationship to the debt instruments held by the entity.

     Assuming that all of the provisions of the pooling and servicing agreement, as in effect on the date of issuance, are complied with, Tax Counsel is of the opinion that neither the trust fund nor any portion of the trust fund will be a taxable mortgage pool under Section 7701(i) of the Code because payments on each loan group support only one class of indebtedness.

     The opinion of Tax Counsel is not binding on the IRS or the courts. If the IRS were to contend successfully (or future regulations were to provide) that the arrangement created by the pooling and servicing agreement is a taxable mortgage pool, such arrangement would be subject to U.S. federal corporate income tax on its taxable income generated by ownership of the mortgage loans. Such a tax might reduce amounts available for distributions to Certificate

Owners. The amount of such a tax would depend upon whether distributions to Certificate Owners would be deductible as interest expense in computing the taxable income of such an arrangement as a taxable mortgage pool.

Foreign Investors

     In general, subject to certain exceptions, interest (including OID) paid on a Certificate to a nonresident alien individual, foreign corporation or other non-United States person is not subject to U.S. federal income tax, provided that such interest is not effectively connected with a trade or business of the recipient in the United States and the Certificate Owner provides the required foreign person information certification. See "Material Federal Income Tax Consequences -- Tax Treatment of Foreign Investors" in the Prospectus.

     Interest paid (or accrued) to a Certificateholder who is a non-U.S. Person will be considered "portfolio interest," and generally will not be subject to United States federal income tax and withholding tax, provided, that (i) the interest is not effectively connected with the conduct of a trade or business within the United States by the non-U.S. Person, (ii) the non-U.S. Person provides the trust fund or other person who is otherwise required to withhold U.S. tax with respect to the Certificate with an appropriate statement (on Form W-8 or other similar form), signed under penalties of perjury, certifying that the beneficial owner of the Certificate is a foreign person and providing that non-U.S. person's name and address. If a Certificate is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8 or substitute form provided by the non-U.S. Person that owns that interest in the mortgage loan. If such interest does not constitute portfolio interest, then it will be subject to U.S. federal income and withholding tax at a rate of 30%, unless reduced or eliminated pursuant to an applicable tax treaty and the non-U.S. Person provides the Trust Fund, or an organization or financial institution described above, with an appropriate statement (e.g., a Form 1001), signed under penalties of perjury, to that effect.

     Final regulations dealing with backup withholding and information reporting on income paid to foreign persons and related matters (the "New Withholding Regulations") were published in the Federal Register on October 14, 1997. In general, the New Withholding Regulations do not significantly alter the substantive withholding and information reporting requirements, but do unify current certification procedures and forms and clarify reliance standards. The New Withholding Regulations generally will be effective for payments made after December 31, 2000, subject to certain transition rules. The discussion set forth above does not take the New Withholding Regulations into account. Prospective non-U.S. Persons who own interests in mortgage loans are strongly urged to consult their own tax advisor with respect to the New Withholding Regulations.

     If the interests of the Certificate Owners were deemed to be partnership interests, the partnership would be required, on a quarterly basis, to pay withholding tax equal to the product, for each foreign partner, of such foreign partner's distributive share of "effectively connected" income of the partnership multiplied by the highest rate of tax applicable to that foreign partner. In addition, a corporate foreign partner would be subject to branch profits tax. Each non-foreign partner would be required to certify to the partnership that it is not a foreign person. The tax withheld from each foreign partner would be credited against such foreign partner's U.S. income tax liability.

     In addition, the interest paid on Certificates could be subject to a 30% withholding tax (or lower treaty rate) either because the interest on the mortgage loans does not appear to satisfy the requirements to be treated as "portfolio interest" under the Code, or because, even if such mortgage loan interest were to be treated as portfolio interest, interest payments on the Certificates could be treated as "guaranteed payments" within the meaning of the partnership provisions of the Code.

     If the trust fund were taxable as a corporation, distributions to foreign persons, to the extent treated as dividends, would generally be subject to withholding at the rate of 30%, unless such rate were reduced by an applicable tax treaty.

Backup Withholding

     Certain Certificate Owners may be subject to backup withholding at the rate of 31% with respect to interest paid on the Certificates if the Certificate Owner, upon issuance, fails to supply the trustee or his broker with his taxpayer identification number, furnish an incorrect taxpayer identification number, fail to report interest, dividends, or other "reportable payments" (as defined in the Code) properly, or, under certain circumstances, fail to provide the Trustee or his broker with a certified statement, under penalty of perjury, that he is not subject to backup withholding.

     The trustee will be required to report annually to the IRS, and to each Certificateholder of record, the amount of interest paid (and OID accrued, if any) on the Certificates (and the amount of interest withheld for U.S. federal income taxes, if any) for each calendar year, except as to exempt holders (generally, holders that are corporations, certain tax-exempt organizations or nonresident aliens who provide certification as to their status as nonresidents). As long as the only "Certificateholder" of record is Cede & Co., as nominee for DTC, Certificate Owners and the IRS will receive tax and other information including the amount of interest paid on the Certificates owned from Participants and Indirect Participants rather than from the trustee. (The trustee, however, will respond to requests for necessary information to enable Participants, Indirect Participants and certain other persons to complete their reports.) Each non-exempt Certificate Owner will be required to provide, under penalty of perjury, a certificate on IRS Form W-9 containing his or her name, address, correct federal taxpayer identification number and a statement that he or she is not subject to backup withholding. Should a nonexempt Certificate Owner fail to provide the required certification, the Participants or Indirect Participants (or the Paying Agent) will be required to withhold 31% of the interest (and principal) otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability.

     As previously mentioned, the New Withholding Regulations were published in the Federal Register on October 14, 1997 and generally will be effective for payments made after December 31, 2000, subject to certain transition rules. The discussion set forth above does not take the New Withholding Regulations into account. Prospective non-U.S. Persons who own Regular Certificates are strongly urged to consult their own tax advisor with respect to the New Withholding Regulations.

                                  STATE TAXES

     The depositor makes no representations regarding the tax consequences of purchase, ownership or disposition of the Certificates under the tax laws of any state. Investors considering an investment in the Certificates should consult their own tax advisors regarding such tax consequences.

     All investors should consult their own tax advisors regarding the federal, state, local or foreign income tax consequences of the purchase, ownership and disposition of the certificates.

                             ERISA CONSIDERATIONS

     [The fiduciary of any pension or other employee benefit plan (a "Plan") which proposes to cause such Plan to acquire any of the Certificates should consult with its counsel with respect to the potential consequences under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Code, of the Plan's acquisition and ownership of such Certificates. See "ERISA Considerations" in the Prospectus.

     Section 406 of ERISA prohibits "parties in interest" with respect to an employee benefit plan subject to ERISA from engaging in certain transactions involving such plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction. Section 4975 of the Code imposes certain excise taxes on prohibited transactions involving "disqualified persons" and employee benefit plans or other arrangements (including, but not limited to, individual retirement accounts) described under that Section (together with employee benefit plans subject to ERISA, "Plans"); ERISA authorizes the imposition of civil penalties for prohibited transactions involving Plans not subject to the requirements of Section 4975 of the Code.

     Certain employee benefit plans, including governmental plans and certain church plans, are not subject to ERISA's requirements. Accordingly, assets of such plans may be invested in the Certificates without regard to the ERISA considerations described herein and in the prospectus, subject to the provisions of other applicable federal and state law. Any such plan that is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code may nonetheless be subject to the prohibited transaction rules set forth in Section 503 of the Code.

     Except as noted above, investments by Plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan.

     A fiduciary that decides to invest the assets of a Plan in the Certificates should consider, among other factors, the extreme sensitivity of the investment to the rate of principal payments (including prepayments) on the mortgage loans.

     In Prohibited Transaction Exemption 83-1 (the "Exemption"), the Department of Labor ("DOL") exempted from ERISA's prohibited transaction rules certain transactions relating to the operation of residential mortgage pool investment trusts and the purchase, sale and holding of "mortgage pool pass-through certificates" in the initial issuance of such certificates.

     The Exemption permits, subject to certain conditions, transactions that might otherwise be prohibited between Plans and "parties in interest" with respect to those Plans related to the origination, maintenance and termination of mortgage pools consisting of mortgage loans secured by first or second mortgages or deeds of trust on single-family residential property, and the acquisition and holding of certain mortgage pool pass-through certificates representing an interest in such mortgage pools by Plans.

     If the general conditions of the Exemption are satisfied, investments by a Plan in certificates that represent interests in a mortgage pool consisting of mortgage loans representing loans for single family homes ("Single Family Certificates") will be exempt from the prohibitions of ERISA Sections 406(a) and 407 (relating generally to transactions with "parties in interest" who are not fiduciaries) if the Plan purchases the Single Family Certificates at no more than fair market value and the Certificates are not subordinated to the other Certificates issued by the same pool, and will be exempt from the prohibitions of ERISA Sections 406(b)(1) and (2) (relating generally to transactions with fiduciaries) if, in addition, the purchase is approved by an independent fiduciary, no sales commission is paid to the pool sponsor, a Plan does not purchase more than twenty-five percent (25%) of all Single Family Certificates and at least fifty percent (50%) of all Single Family Certificates are purchased by persons independent of the pool sponsor or pool trustee.

     It is believed that the Exemption will apply to the acquisition and holding of the Class [ ] Certificates by Plans and that all conditions of the Exemption other than those within the control of the investors will be met.

     Any Plan fiduciary considering whether to purchase any Class [   ]
Certificates on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to such investment. Among other things, before
purchasing any Class [   ] Certificates, a fiduciary of a Plan subject to the
fiduciary responsibility provisions of ERISA or an employee benefit plan subject to the prohibited transaction provisions of the Code should make its own determination as to the availability of the exemptive relief provided in the Exemption, and also consider the availability of any other prohibited transaction exemptions.]

     Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), prohibit "parties in interest" with respect to an employee benefit plan subject to ERISA from engaging in certain transactions involving such Plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction, Section 4975 of the Code imposes certain excise taxes on prohibited transactions involving "disqualified persons" and employee benefit plans or other arrangements (including, but not limited to, individual retirement accounts) described under that Section (collectively with employee benefit plans subject to ERISA, "Plans"); ERISA authorizes the imposition of civil penalties for prohibited transactions involving Plans not covered under Section 4975 of the Code. Any Plan fiduciary which proposes to cause a Plan to acquire the Offered Certificates should consult with its counsel with respect to the potential consequences under ERISA and the Code of the Plan's acquisition and ownership of such Certificates. See "ERISA Considerations" in the Prospectus.

     Certain employee benefit plans, including governmental plans and certain church plans, are not subject to ERISA's requirements. Accordingly, assets of such plans may be invested in the Offered Certificates without regard to the ERISA considerations described herein and in the Prospectus, subject to the provisions of other applicable federal and state law. Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code may nonetheless be subject to the prohibited transaction rules set forth in
Section 503 of the Code.

     Except as noted above, investments by Plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. A fiduciary which decides to
invest the assets of a Plan in the Class [   ] Certificates should consider,
among other factors, the extreme sensitivity of the investments to the rate of principal rate of principal payments (including prepayments) on the Mortgage Loans.

     The U.S. Department of Labor has granted to [Underwriter] an administrative
exemption (Prohibited Transaction Exemption[    ]; Exemption Application No.[
], Fed. Reg. [    ] ([    ]) (the "Exemption") from certain of the prohibited
transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by Plans of certificates in pass-through trusts that consist of certain receivables, loans and other obligations and the servicing, operation and management of such asset-backed pass-through trusts; provided that the conditions and requirements of the Exemption are met. The Exemption will apply to the acquisition, holding and resale of the Certificates by a Plan provided that certain conditions are met. For a general description of the Exemption and the conditions that must be satisfied for the exemption to apply, see "ERISA Considerations" in the Prospectus.

     It is believed that the Exemption will apply to the acquisition and holding of the Certificates by Plans and that all conditions of the Exemption other than those within the control of the investors will be met.

     Any Plan fiduciary considering whether to purchase any Certificates on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to such investment. Among other things, before purchasing any Certificates, a fiduciary of a Plan subject to the fiduciary responsibility provisions of ERISA or an employee benefit plan subject to the prohibited transaction provisions of the Code should make its own determination as to the availability of the exemptive relief provided in the Exemption, and also consider the availability of any other prohibited transaction exemptions.

                        LEGAL INVESTMENT CONSIDERATIONS

     Although, as a condition to their issuance, the Class [   ] Certificates
will be rated in the highest rating category of each of the Rating Agencies, the
Class [   ] Certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"), because not all of the mortgages securing the mortgage loans are first mortgages. Accordingly, many institutions with legal authority to invest in comparably rated securities based on first mortgage loans may not be legally
authorized to invest in the Class [    ] Certificates, which because they
evidence interests in a pool that includes junior mortgage loans are not "mortgage related securities" under SMMEA. See "Legal Investment" in the Prospectus.

                                 UNDERWRITING

     Subject to the terms and conditions set forth in the underwriting
agreement, dated [            ], 200[ ], between the depositor and [
] ("[   ]"), which is an affiliate of the depositor, the seller and the master
servicer), the depositor has agreed to sell to [   ], and [   ] has agreed to
purchase from the depositor, the Class [    ] Certificates.

     In the underwriting agreement, [   ] has agreed, subject to the terms and
conditions set forth therein, to purchase all the Certificates offered hereby if any of the Certificates are purchased.

     The depositor has been advised by [   ] that it proposes initially to offer
the Class [    ] Certificates to the public in Europe and the United States at the offering price set forth on the cover page hereof and to certain dealers at
such price less a discount not in excess of [   ]% of the Certificate
denominations. [   ] may allow and such dealers may reallow a discount not in
excess of [    ]% of the Certificate denominations to certain other dealers.
After the initial public offering, the public offering price, such concessions and such discounts may be changed.

     Until the distribution of the Class [    ] Certificates is completed,
rules of the Securities and Exchange Commission may limit the ability of [   ]
and certain selling group members to bid for and purchase the Class [    ]
Certificates. As an exception to these rules, [   ] is permitted to engage in
certain transactions that stabilize the price of the Class [    ] Certificates.
Such transactions consist of bids or purchases for the purposes of pegging,
fixing or maintaining the price of the Class [    ] Certificates.

     In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases.

     Neither the depositor nor [   ] makes any representation or prediction as
to the direction or magnitude of any effect that the transactions described above may have on the prices of the Certificates. In addition, neither the
depositor nor [   ] makes any representation that [   ] will engage in such
transactions or that such transactions, once commenced, will not be discontinued without notice.

     The underwriting agreement provides that the depositor will indemnify [   ]
against certain civil liabilities, including liabilities under the Act.

     After the initial distribution of the Certificates offered hereby, this prospectus and prospectus supplement may be used by [First Tennessee Securities Corporation][First Tennessee Capital Markets], an affiliate of the depositor, the seller and the master servicer, in connection with market making transactions in such Certificates. [First Tennessee Securities Corporation][First Tennessee Capital Markets] may act as principal or agent in these transactions. These transactions will be at market prices at the time of sale and not at the prices of the initial offering.


                                 LEGAL MATTERS

     Certain legal matters with respect to the Certificates will be passed upon
for the Depositor by Andrews & Kurth L.L.P., Dallas, Texas.  [            ],
will pass upon certain legal matters on behalf of the underwriters.

                                    EXPERTS

     [The consolidated financial statements of the Certificate Insurer, [Certificate Insurer] and subsidiaries, as of [month] [day], [year] and [year] and for each of the years in the [number]-year period ended [month] [day], [year], are incorporated by reference herein and in the registration statement
in reliance upon the report of [          ], independent certified public
accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.]

                                    RATINGS

     It is a condition to the issuance of the Class [   ] Certificates that they
be rated [     ] by [Rating Agency] and [ ] by [Rating Agency] (each a "Rating
Agency").

     A securities rating addresses the likelihood of the receipt by Certificateholders of distributions on the mortgage loans. The rating takes into consideration the characteristics of the mortgage loans and the structural and legal aspects associated with the Certificates. The ratings on the Certificates do not, however, constitute statements regarding the likelihood or frequency of prepayments on the mortgage loans or the possibility that Certificateholders might realize a lower than anticipated yield. The ratings on the Certificates do not address the likelihood of the receipt by Certificateholders of Basis Risk Carryforward.

     The ratings assigned to the Class [    ] Certificates will depend primarily
upon the financial strength of the Certificate Insurer. Any reduction in a rating assigned to the financial strength of the Certificate Insurer below the ratings initially assigned to the Certificates may result in a reduction of one or more of the ratings assigned to the Certificates.

     A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each securities rating should be evaluated independently of similar ratings on different securities.

     The depositor has not requested a rating of the Certificates by any rating agency other than the Rating Agencies; there can be no assurance, however, as to whether any other rating agency will rate the Certificates or, if it does, what rating would be assigned by such other rating agency. The rating assigned by such other rating agency to the Certificates could be lower than the respective ratings assigned by the Rating Agencies.


                            INDEX OF DEFINED TERMS

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                                                                            ----
"Accelerated Principal Distribution Amount"...........................S-43, S-51
"Additional Balances".......................................................S-42
"Additional Home Equity Loans"..............................................S-27
"Alternative Principal Payment".............................................S-54
"Available Transferor Subordinated Amount"..................................S-55
"Basis Risk Carryforward"...................................................S-53
"BIF".......................................................................S-48
"business day"........................................................S-51, S-57
"Certificate Insurer".......................................................S-58
"Certificate Principal Balance".............................................S-43
"Certificates"..............................................................S-41
"Class".....................................................................S-41
"Code"......................................................................S-67
"Collection Account"........................................................S-48
"Collection Period".........................................................S-52
"Crossover Amount"..........................................................S-51
"cut-off date pool balance".................................................S-25
"cut-off date"..............................................................S-25
"Debt Securities"...........................................................S-68
"Detailed Description"......................................................S-25
"Determination Date"........................................................S-48
"Eligible Account"..........................................................S-48
"Eligible Substitute Mortgage Loan".........................................S-46
"ERISA"...............................................................S-72, S-73
"Events of Servicing Termination"...........................................S-63
"Exemption"...........................................................S-72, S-73
"First Tennessee"...........................................................S-20
"Guaranteed Distributions"..................................................S-57
"Guaranteed Principal Distribution Amount"..................................S-57
"Index".....................................................................S-25
"Insurance Agreement".......................................................S-57
"Insured Amount"............................................................S-57
"Interest Period"...........................................................S-53
"Investor Fixed Allocation Percentage"......................................S-39
"Investor Floating Allocation Percentage"...................................S-50
"Investor Interest Collections".............................................S-50
"Investor Loss Amount"......................................................S-52
"Investor Principal Collections"............................................S-50
"LIBOR".....................................................................S-53
"Liquidated Mortgage Loan"..................................................S-52
"Liquidation Loss Amount"...................................................S-52
"Managed Amortization Period"...............................................S-54
"Maximum Principal Payment".................................................S-54
"Minimum Transferor Interest"...............................................S-48
"Mortgaged Properties"......................................................S-20
"New Withholding Regulations"...............................................S-70
"OID Regulations"...........................................................S-68
"OID".......................................................................S-68
"Original Invested Amount"..................................................S-42
"Paying Agent"..............................................................S-55
"Plan"......................................................................S-71
"Preference Amount".........................................................S-57
"Prefunding Account"........................................................S-27

"Purchase Agreement"........................................................S-66
"Rapid Amortization Event"..................................................S-56
"Rapid Amortization Period".................................................S-54
"Rating Agency".............................................................S-75
"Related Documents".........................................................S-45
"Required Amount"...........................................................S-55
"Reserve Fund"..............................................................S-44
"SAIF"......................................................................S-48
"Scheduled Principal Collections Distribution Amount".......................S-54
"Servicing Fee Rate"........................................................S-61
"Single Family Certificates"................................................S-72
"Statistic Calculation Date"................................................S-25
"Statistic Calculation Pool Mortgage Loan"..................................S-25
"Statistic Calculation Pool"................................................S-25
"Subordinated Transferor Collections".......................................S-55
"Tax Counsel"...............................................................S-68
"Transfer Date".............................................................S-47
"Transfer Deficiency".......................................................S-46
"Transfer Deposit Amount"...................................................S-46
"Transferor Interest".......................................................S-43
"Transferor"................................................................S-43

                                 [LOGO] FIRST
                                        HORIZON
                                        Home Loan Corporation

                         (Seller and Master Servicer)


                First Horizon Home Equity Loan Trust 200[_]-[_]
                                   (Issuer)



                                 $[__________]
                                 (Approximate)


    Revolving Home Equity Loan Asset-Backed Certificates, Series 200[_]-[_]



                        ______________________________


                             PROSPECTUS SUPPLEMENT

                         _____________________________



                                 [UNDERWRITER]



     Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the certificates and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the certificates will be required to deliver a prospectus supplement and prospectus until [__________].



                               [______], 200[_]